SCHEDULE 14A INFORMATION

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WOODWARD, INC.

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52%
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Woodward, Inc. 1000 E. Drake Road Fort Collins, Colorado 80525 Tel: 970-482-5811 Fax: 970-498-3050

WOODWARD, INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

December 19, 2012

Dear Stockholder:

You are cordially invited to attend Woodward, Inc.’s Annual Meeting of stockholders at 8:00 a.m., Mountain Standard Time, on Wednesday, January 23, 2013, at the Hilton Fort Collins located at 425 West Prospect Road, Fort Collins, Colorado. Registration for the meeting will be conducted in Salon 1. We invite you to join our directors and members of our management team for a continental breakfast at 7:30 a.m. The formal meeting will begin promptly at 8:00 a.m.

Parking is available on site. A map is located on the back of this proxy statement.

Please complete and return your proxy card by mail, or vote via telephone or the Internet, as soon as possible regardless of whether you plan to attend in person.

Sincerely yours,

WOODWARD, INC.

Thomas A. Gendron

Chairman, Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be Held on January 23, 2013:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, including consolidated financial statements, are available to you at www.proxydocs.com/wwd.

Wednesday, January 23, 2013 8:00 a.m. MST Hilton Fort Collins 425 West Prospect Road Fort Collins, Colorado

The purpose of our Annual Meeting is to:

1. Elect as directors the three nominees identified in this proxy statement, each to serve for a term of three years;

2. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013;

3. Vote on an advisory resolution regarding the compensation of the Company’s named executive officers; and

4. Transact other business that properly comes before the meeting, or any postponement or adjournment thereof.

Stockholders who owned Woodward, Inc. common stock at the close of business on the record date, November 26, 2012, are entitled to vote at the meeting, or any postponement or adjournment thereof.

By Order of the Board of Directors,

WOODWARD, INC.

A. Christopher Fawzy

Corporate Secretary

December 19, 2012

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting in person, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet, as soon as possible. Prompt response is helpful and your cooperation will be appreciated.

Annual Report on Form 10-K

You may obtain a free copy of our Annual Report on Form 10-K for the year ended September 30, 2012, filed with the Securities and Exchange Commission (“SEC”) and available at its website at www.sec.gov. Please contact the Corporate Secretary, Woodward, Inc., 1000 E. Drake Road, Fort Collins, Colorado 80525 or email investor.relations@woodward.com. This report is also available at www.proxydocs.com/wwd.

About the Annual Meeting and Voting

Woodward, Inc. (“Woodward” or the “Company”), on behalf of its Board of Directors (the “Board”), is soliciting your proxy to vote at our Annual Meeting of stockholders (or at any postponement or adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing this proxy statement and the enclosed proxy card on or about December 19, 2012, to all stockholders entitled to vote. The Woodward, Inc. Annual Report, which includes our financial statements, is also being distributed with this proxy statement.

Stockholders who owned Woodward common stock at the close of business on the record date, November 26, 2012, are entitled to vote at the meeting. As of the record date, there were 68,427,032 shares of Woodward common stock outstanding.

Each share of Woodward common stock that you own entitles you to one vote on each matter presented at the Annual Meeting, except for the election of directors, for which you may cumulate your votes. Since three directors are standing for election, you will be entitled to three director votes for each share of stock you own. Of this total, you may choose how many votes you wish to cast for each director. The Board is not soliciting discretionary authority to cumulate votes with respect to the election of directors.

Woodward offers stockholders the opportunity to vote by mail, by telephone, or via the Internet. Instructions to use these methods are set forth on the enclosed proxy card.

If you vote by telephone or via the Internet, please have your proxy or voting instruction card available. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned the card by mail. Voting by telephone and via the Internet are valid proxy voting methods under the laws of Delaware (our state of incorporation) and our Amended and Restated Bylaws (our “Bylaws”).

If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares or abstain from voting as follows:

“FOR” the election of the Board’s nominees to the Board;

“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

“FOR” the advisory resolution regarding the compensation of the Company’s named executive officers.

If any other matter is presented at the meeting, your proxy will vote in accordance with your proxy’s best judgment. At the time this proxy statement was printed, we knew of no other matters to be acted on at the meeting.

You may revoke your proxy by:

—	entering a new vote by telephone, over the Internet, or by signing and returning another signed proxy card at a later date,

—	notifying our Corporate Secretary in writing before the meeting that you have revoked your proxy, or

—	voting in person at the meeting.

If you want to give your written proxy to someone other than the individuals named on the proxy card:

—	cross out the individuals named and insert the name of the individual you are authorizing to vote, or

—	provide a written authorization to the individual you are authorizing to vote along with your proxy card.

Summary of Proposals Submitted for Vote

The following are only summaries of the proposals. You should review the full discussion of each proposal in this proxy statement before casting your vote.

Proposal 1: Election of Directors

Nominees:    At the Annual Meeting, you will be asked to elect to the Board the three nominees for director identified in this proxy statement. Each director will be elected to serve a three-year term and will hold office until the 2015 Annual Meeting held in or about January 2016 and until a successor is elected and qualifies.

Vote Required:    Directors are elected by a plurality vote of shares present at the meeting in person or by proxy, meaning that the three director nominees receiving the most votes will be elected.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm:    At the Annual Meeting, you will be asked to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

Vote Required:    The affirmative vote of the holders of a majority of shares of Woodward common stock present in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

Proposal 3: Approval of Advisory Resolution Regarding the Compensation of the Named Executive Officers

Compensation of the Company’s named executive officers:    At the Annual Meeting, you will be asked to approve an advisory resolution regarding the compensation of the named executive officers of the Company.

Vote Required:    The affirmative vote of the holders of a majority of shares of Woodward common stock present in person or by proxy and entitled to vote at the Annual Meeting will be required for the approval of the advisory resolution regarding compensation of the Company’s named executive officers.

The Board unanimously recommends that the stockholders vote “FOR” each of the proposals listed above.

Summary of Proposals Submitted for Vote (continued)

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a stockholder does not provide voting instructions to his or her broker or nominee and the broker or nominee does not have discretionary authority to vote on the matter, as further described below under “Voting of Shares Held in Street Name by Your Broker.”

Abstentions

Abstentions are counted as present for establishing a quorum. Except for the election of directors, abstentions have the same effect as votes against the matter.

Voting of Shares Held in Street Name by Your Broker

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person. In order to vote your shares in person, you must provide us with a legal proxy from your broker.

Brokerage firms have authority to vote customers’ shares for which they have not received voting instructions on certain “routine” matters, such as ratification of the auditors. If you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted (i.e., a broker non-vote). On the other hand, absent instructions from customers, a brokerage firm cannot vote customers’ shares on non-routine matters, such as the election of directors and the advisory resolution regarding the compensation of our named executive officers. Consequently, if you do not give your brokerage firm specific instructions, your shares will not be voted on the non-routine matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting.

In order for your shares to be voted on all matters presented at the meeting, including the election of directors, we urge all stockholders whose shares are held in street name by a brokerage firm to provide voting instructions to the brokerage firm.

Board of Directors

Board Composition	Michael H. Joyce, age 72, will not stand for re-election following the expiration of his term on January 23, 2013, as our Director Guidelines provide that Board members generally will not be nominated for re-election after attaining the age of 70. In light of the expiration of Mr. Joyce’s term, the Board will reduce the number of directors from eleven to ten, effective upon the expiration of Mr. Joyce’s term on January 23, 2013, the date of the Annual Meeting. The Board is divided into three classes for purposes of election. One class is elected at each Annual Meeting of stockholders to serve for a three-year term.

Each of the three directors identified in this proxy statement as standing for election at the 2012 Annual Meeting of Stockholders has been nominated by the Board at the recommendation of the Nominating and Governance Committee to hold office for a three-year term expiring in 2016 or when a successor is elected and qualifies. The remaining directors identified in this proxy statement are not standing for election at this meeting and will continue in office for the remainder of their respective terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Nominating and Governance Committee.

The Nominating and Governance Committee is responsible for recommending qualified director candidates for nomination by the Board based on the skills and characteristics that the Board seeks in its members as well as the composition of the Board as a whole. This review includes an assessment of, among other things, a candidate’s knowledge, experience, diversity, and skills in areas critical to understanding the Company and its business, with a commitment to enhancing stockholder value. The Nominating and Governance Committee also assesses a candidate’s integrity, reputation, ability to make independent analytical inquiries, and willingness to devote adequate time to Board duties. The Nominating and Governance Committee seeks candidates with the highest professional and personal ethics and values, guided by the philosophy and concepts as expressed in the Company’s Constitution, and who will operate in accordance with the Company’s Codes of Business Conduct and Ethics.

We believe that our director nominees should possess the following experience, qualifications, attributes and skills:

— an understanding of the principal operational and financial objectives, plans and strategies of the Company;

— an understanding of the results of operations and financial condition of the Company;

— an understanding of the relative standing of the Company in relation to its competitors; and

— leadership experience at the policy-making level in business, government, education or public interest.

We identify below certain biographical information of each of our directors and the director nominees for election, including his or her principal occupation, public company directorships currently held or held during the past five years and other business affiliations. We also describe the specific experience, qualifications, attributes and skills of each director and director nominee that led the Board to conclude that he or she should serve as a member of the Board.

Board of Directors (continued)

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors Standing for Election at This Meeting for Terms Expiring in 2016:

John D. Cohn

Age: 58

Mr. John Cohn has served as Senior Vice President, Asia Business Planning and Execution, of Rockwell Automation, Inc., a global provider of innovative industrial automation and information products, services and solutions, since September 1, 2011. In this capacity, Mr. Cohn supports development of regional and country level business strategies for approximately $1 billion of Rockwell Automation sales. Additionally, Mr. Cohn leads business development activities, vertical industry business plans, and other market expansion opportunities to generate incremental revenue. Prior to accepting this position in August 2011, Mr. Cohn served at Rockwell Automation as Senior Vice President, European Business Planning and Execution from March 2009 to August 2011, and as Senior Vice President, Strategic Development and Communications, for Rockwell Automation from 1999 to 2009.

Mr. Cohn brings to the Board expertise in global market and business development, execution of focused initiatives, and experience with leading organizations through change management, mergers and acquisitions.

Mr. Cohn has been a director of the Company since 2002.

Other public company directorships: None held during the past five years.

James R. Rulseh

Age: 57

Mr. James Rulseh is President of JRR & Associates, LLC, an independent manufacturing consulting company focused on operations improvement and operational leadership excellence. Prior to May 2011, Mr. Rulseh served as the Chief Operating Officer, Tulip Corporation, a private manufacturing company, since 2009. Prior to joining Tulip Corporation, Mr. Rulseh served in the following capacities for Modine Manufacturing Company, an NYSE listed company that is a diversified global leader in thermal management technology and solutions: Special Assistant to the Chief Executive Officer, from January 2009 to October 2009; Regional Vice President — Americas, and an officer of Modine Manufacturing Company, from October 2007 to January 2009; Regional Vice President — Asia and an officer of Modine Manufacturing Company, from November 2006 to October 2007; Group Vice President and an officer of Modine Manufacturing Company, from April 2001 to November 2006; Managing Director of the Automotive Business Unit of Modine Europe, from 1998 to March 2001. Prior to 1998, Mr. Rulseh had held various other positions with Modine beginning in 1977.

Mr. Rulseh’s experience as COO of Tulip Corporation and his extensive operational management experience at Modine Manufacturing Company provide him with significant insight and experience into the operations, challenges and complex issues facing major manufacturing corporations. Mr. Rulseh brings to the Board extensive senior executive level experience in international manufacturing and business restructurings.

Mr. Rulseh has been a director of the Company since 2002.

Other public company directorships: Proliance International, Inc. (PLI) (2005-2010).

Board of Directors (continued)

Gregg C. Sengstack

Age: 54

Mr. Gregg Sengstack has been President of Franklin Electric Co. Inc., since December 2011. Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Prior to his promotion, Mr. Sengstack was President of Franklin Electric’s International Water Systems and Fueling Group since 2005, and was Chief Financial Officer for Franklin Electric from 1999 to 2005. Mr. Sengstack joined Franklin Electric in 1988 and he has worked on numerous acquisitions in the U.S. and overseas during his career.

Mr. Sengstack’s combination of P&L, finance, international and general management experience, as well as his consensus-driven global leadership style and experience working with boards, allow him to be a very effective Board member.

Mr. Sengstack has been a director of the Company since 2011.

Other public company directorships: None held during the past five years.

Your Board unanimously recommends a vote “FOR” the nominees presented in Proposal 1.

Board of Directors (continued)

Directors Remaining in Office Until 2014:

Mary L. Petrovich

Age: 49

Ms. Mary Petrovich has been serving as a senior advisor to private equity with the Carlyle Group and American Security Partners since June 2011. Prior to this role, Ms. Petrovich served as General Manager of AxleTech International, a supplier of off-highway and specialty vehicle drive train systems and components, after its acquisition by General Dynamics in December 2008. Ms. Petrovich served as Chairman and Chief Executive Officer of AxleTech International from 2001 through the December 2008 sale of the company to General Dynamics. Prior to AxleTech, in 2000, Ms. Petrovich was President of the Driver Controls Division of Dura Automotive, possessing management responsibility for 7,600 employees.

Ms. Petrovich has extensive experience with mergers, acquisitions and the integration of acquired businesses in the automotive, off-highway and transportation industries. This experience, together with her operational experience with Six Sigma lean manufacturing techniques and supply chain management, and her experience in evaluating new business opportunities, provides the Board with valuable knowledge in its oversight of Woodward’s operational efficiency and recent acquisitions.

Ms. Petrovich has been a director of the Company since 2002.

Other public company directorships: GT Advanced Technologies Inc. (since July 2011); Modine Manufacturing Company (since July 2011); WABCO (since November 2011).

Larry E. Rittenberg

Age: 66

Dr. Larry Rittenberg, PhD, CPA and CIA, has been Professor Emeritus at the University of Wisconsin since August 2011. He was the Ernst & Young Professor of Accounting & Information Systems at the University of Wisconsin until his retirement from that position in August 2011. Dr. Rittenberg has been on the faculty at the University since 1976, and served as the chair of the accounting department for 11 years. Dr. Rittenberg continues to teach auditing, enterprise risk management, governance and control, and has served in leadership positions across a number of professional organizations, including the American Institute of CPAs, the Institute of Internal Auditors (IIA), and the American Accounting Association (AAA), where he served as VP of Finance and established the first audit committee within the AAA. Dr. Rittenberg served as Chairman of the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) from 2004 to 2009. COSO is a voluntary private sector organization dedicated to improving the quality of financial reporting through business ethics, effective internal controls, and corporate governance. He also served as a financial advisor providing counsel on Sarbanes-Oxley Act compliance to the Audit Committee and Board of Petro China, the largest publicly listed company in China.

Dr. Rittenberg’s in-depth understanding of accounting and finance, Sarbanes-Oxley, and corporate governance is a valuable asset to the Board in its oversight of the integrity of the Company’s financial statements and financial reporting processes.

Dr. Rittenberg has been a director of the Company since 2004.

Other public company directorships: None held during the past five years.

Board of Directors (continued)

Michael T. Yonker

Age: 70

Mr. Michael T. Yonker retired as the President and Chief Executive Officer of Portec, Inc., a manufacturer of engineered products for the construction, railroad, and materials handling industries, in June 1998. Prior to Portec, Mr. Yonker served as Corporate Vice President of PT Components, with responsibility for operational management of its industrial gear business, from 1982 to 1988, and worked with FMC Corporation in corporate strategic planning, marketing and operational management of various of its engineered industrial products businesses from 1971 to 1981.

Mr. Yonker has a technical understanding of engineered products and their applications, and has extensive experience with industrial markets and customers. Mr. Yonker brings to the Board extensive management experience at the senior executive and board-level, and expertise in manufacturing, finance, marketing and international business. Mr. Yonker also has significant experience in the oversight of compensation and governance issues for other public companies.

Mr. Yonker has been a director of the Company since 1993.

Other public company directorships: Modine Manufacturing Company (1993 - July 2012); EMCOR Group, Inc. (since 2002); Proliance, Inc. (2005-2006).

Board of Directors (continued)

Directors Remaining in Office Until 2015:

Paul Donovan

Age: 65

Mr. Paul Donovan retired in 2004 as special advisor to the Chairman of Wisconsin Energy Corporation. Mr. Donovan had previously served as the Chief Financial Officer of Wisconsin Energy Corporation from August 1999 until June 2003. Prior to joining Wisconsin Energy Corporation, Mr. Donovan was Executive Vice President and Chief Financial Officer of Sundstrand Corporation, a manufacturer of aerospace and industrial products, from June 1988 to August 1999. Prior to June 1988, he held a variety of financial positions, including with Allied Signal and Ford Motor Company.

Mr. Donovan’s demonstrated leadership of large company corporate finance and tax departments provides the Board with expertise regarding the intricacies of tax, banking, finance, and mergers and acquisitions. He also possesses direct knowledge of the power generation, transportation and aerospace markets, all of which are key markets for Woodward. As a former member of the Office of the Chairman at Wisconsin Energy and a former member of the Executive Office at Sundstrand Corporation, Mr. Donovan contributes to the Board not only his strong knowledge of the markets in which Woodward competes, but also strong leadership and insight into large organizations.

Mr. Donovan has been a director of the Company since 2000.

Other public company directorships: AMCORE Financial, Inc. (1998 - 2010); CLARCOR, Inc. (since 2000).

Thomas A. Gendron

Age: 51

Mr. Tom Gendron has been Chairman of the Board of the Company since January 2008, and has been President and Chief Executive Officer of the Company since July 2005. Mr. Gendron previously served as President and Chief Operating Officer of the Company from September 2002 until July 2005, and as Vice President and General Manager of Industrial Controls from June 2001 until September 2002. Prior to that, Mr. Gendron served as Vice President of Industrial Controls from April 2000 through May 2001, and as Director of Global Marketing and Industrial Controls’ Business Development from February 1999 through March 2000. Overall, Mr. Gendron has served with Woodward for over 20 years in both the aircraft and industrial businesses, providing leadership in sales, marketing, business development, and product support management.

His experience with and knowledge of the Company’s businesses and the industries in which they operate has enabled Mr. Gendron to lead the Company’s growth since his appointment to President and Chief Operating Officer in September 2002. He has brought significant insight to the Board due to his comprehensive understanding of the Company and its operations, including the Company’s strategic vision, products, suppliers, customers and markets.

Mr. Gendron has been a director of the Company since 2005.

Other public company directorships: Hexcel Corporation (since 2010).

Board of Directors (continued)

John A. Halbrook

Age: 67

Mr. John Halbrook retired as Chairman of the Board of the Company in January 2008, and previously served as Chief Executive Officer of the Company from November 1993 until July 2005. Mr. Halbrook has served in various other executive positions with the Company, including Chief Operating Officer and President. Prior to joining Woodward, Mr. Halbrook garnered broad experience in finance and accounting, budgeting, marketing, strategic planning and operations through positions with Worthington Pumps, McGraw Edison, Turbodyne, General Electric, and General Dynamics.

Through his tenure as Chairman and Chief Executive Officer of Woodward, Mr. Halbrook brings to the Board insight into the Company’s operations and an understanding of the complex issues facing Woodward’s business segments and the markets in which the Company competes.

Mr. Halbrook has been a director of the Company since 1991.

Other public company directorships: AMCORE Financial, Inc. (1997 - 2010); HNI Corporation (2004-2010).

Ronald M. Sega

Age: 59

Dr. Ronald Sega was appointed Vice President and Enterprise Executive for Energy and the Environment at Colorado State University (“CSU”) and The Ohio State University effective September 1, 2010. Dr. Sega held the position of Vice President for Energy, Environment, and Applied Research with the CSU Research Foundation through August 2010. Prior to joining CSU, Dr. Sega served as Under Secretary for the U.S. Air Force from August 2005 to August 2007. As Under Secretary, Dr. Sega led a team that developed a comprehensive energy strategy emphasizing supply, demand, and culture with results in 2006 of $100 million in energy-related savings and cost avoidance and receipt of the overall Presidential Award for Leadership in Federal Energy Management for the U.S. Government. As Under Secretary, Dr. Sega’s role also included the Department of Defense (“DOD”) Executive Agent for space, and the Air Force Service Acquisition Executive for space programs. From August 2001 until August 2005, Dr. Sega was Director of Defense Research and Engineering, Office of the Secretary of Defense, which is the Chief Technology Officer for the DOD. From July 1996 to August 2001, he served as Dean, College of Engineering and Applied Science, University of Colorado at Colorado Springs. Dr. Sega is a former NASA astronaut and veteran of two shuttle missions. He retired from the U.S. Air Force Reserves in the rank of Major General.

Dr. Sega brings to the Board extensive experience in applying academic research to real-world situations, knowledge of U.S. government contracting practices, and expertise in aerospace and energy technology and markets. Dr. Sega is a Fellow of the American Institute of Aeronautics and Astronautics, as well as a Fellow of the Institute of Electrical and Electronics Engineers.

Dr. Sega has been a Director of the Company since 2008.

Other public company directorships: Rentech, Inc. (since 2007).

Governance Documents

Woodward’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the NASDAQ Global Select Market (“NASDAQ”), SEC rules and regulations, and the corporate governance requirements of the Sarbanes-Oxley Act. Woodward maintains a corporate governance page on its website at http://www.woodward.com that can be accessed by clicking on “Investors” and then on “Corporate Governance.” Included on this site are the following documents adopted by our Board: a Message from our Chairman and Chief Executive Officer; the Woodward Constitution; our Director Guidelines; Executive/Director Stock Ownership Guidelines; the Woodward Codes of Business Conduct and Ethics for directors, officers, and members, including the Woodward Code of Ethics for Senior Financial Officers and Other Finance Members; our policy relating to “Insider” Trades of Woodward Stock; and our Related Person Transaction Policies and Procedures. Charters for our Audit Committee, Compensation Committee, Executive Committee, and Nominating and Governance Committee can be found by clicking on the “Investors” tab, then selecting “Board of Directors,” and then clicking on the “Board Committees” link.

Independent Directors

The Board has determined that each member of the Board, other than Mr. Gendron, is independent under the criteria established by SEC rules and regulations and NASDAQ listing requirements for independent board members. In addition, the Board has determined that each member of the Audit Committee meets the additional independence criteria required for audit committee membership established by SEC rules and regulations and NASDAQ listing requirements for audit committee membership.

Board Leadership Structure

Mr. Gendron serves as our Chairman of the Board and Chief Executive Officer. Because one individual serves as Chairman and CEO, the Board appoints an independent director to serve as “Lead Director.” Our lead director is Mr. Rulseh, who was appointed to that position by the Board in 2011. The independent Lead Director chairs separate meetings of the independent directors following regularly scheduled Board meetings. The duties and responsibilities of the independent Lead Director are set forth under the “BOARD MEETINGS AND COMMITTEES — LEAD DIRECTOR” section below. The Board believes the combined Chairman/CEO position, together with an independent Lead Director has certain advantages over other board leadership structures and best meets the Company’s current needs. Mr. Gendron’s leadership as Chairman and CEO provides our Board with detailed and in-depth knowledge of the Company’s strategy, markets, operations and financial condition, and enhances our ability to communicate a clear and consistent strategy to our stockholders, employees and business partners. The current leadership structure differentiates the oversight role of the Lead Director and other independent directors from the oversight role of the Chairman/CEO and other management.

The Board understands there is no single “one-size fits all” approach to providing Board leadership in the competitive and changing environment in which we operate. The optimal Board leadership structure may vary as circumstances warrant. At present, the Board believes its current structure effectively maintains independent oversight and management. Consistent with our Director Guidelines, the Board reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of a regular review of the effectiveness of the Company’s governance structure.

Board Meetings and Committees

The Board met six times in fiscal 2012, including five regularly scheduled meetings, and one special meeting held in December 2011. All incumbent directors attended 100 percent of the aggregate of the total regularly scheduled meetings of the Board and all committees of the Board on which they served. All incumbent directors attended the special meeting held via teleconference, other than Messrs. Cohn and Halbrook, who provided proxies to Mr. Gendron for the meeting. Directors are invited, but are not required, to attend annual meetings of stockholders. All directors attended the Company’s last Annual Meeting of stockholders.

The Board has the following standing committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; and Executive Committee. All actions by committees are reported to the Board at the next regularly scheduled meeting. As part of its ongoing corporate governance review, the Board reassigned its committee memberships on December 2, 2011, and reassigned one additional Board member on April 25, 2012. The following table reflects the committee memberships as of the date of this proxy statement:

Nominating
Name	Audit	Compensation	and Governance	Executive

John D. Cohn		¢	¢ *	¢

Paul Donovan		¢	¢

Thomas A. Gendron				¢ *

John A. Halbrook

Michael H. Joyce(1)	¢

Mary L. Petrovich		¢ *	¢	¢

Larry E. Rittenberg	¢ *			¢

James R. Rulseh		¢	¢	¢

Ronald M. Sega	¢

Gregg C. Sengstack	¢

Michael T. Yonker(2)	¢

* Chairman
(1) Mr. Joyce’s term as a director will expire on January 23, 2013, and he will not serve another term in accordance with the Board’s Director Guidelines relating to re-election after age 70.
(2) Mr. Yonker served on the Compensation Committee and the Nominating and Governance Committee until April 25, 2012, and was appointed to the Audit Committee on the same date.

Audit Committee	The Audit Committee oversees and monitors the Company’s accounting and financial reporting processes, including the quality of internal controls over those processes and audits of the Company’s financial statements and internal controls over financial reporting, and assists the Board with overseeing the Company’s processes for monitoring compliance with laws and regulations and with the Company’s various programs related to its codes of conduct. The Audit Committee oversees compliance of the Company’s financial statements with applicable rules and regulations and recommends to the Board, based on reviews and discussion with management and the Company’s independent registered public accounting firm, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K. The Audit Committee also retains, oversees, and evaluates the Company’s independent registered public accounting firm. The Audit Committee operates under a charter that more fully describes the responsibilities of the Audit Committee. The Audit Committee also reviews its charter at least annually and recommends to the Board such revisions as it deems necessary or appropriate. The Audit Committee charter is available for review on the Company’s website at http://www.woodward.com/Charter-Audit-Committee.

Consistent with SEC rules and regulations and NASDAQ’s independent director and audit committee listing standards, and in accordance with the Audit Committee charter, all members of the Audit Committee are independent directors. The Board of Directors has determined that Messrs. Rittenberg, Sengstack, Yonker, and Joyce are Audit Committee Financial Experts, as the SEC defines that term, and have experience resulting in “financial sophistication” as defined under NASDAQ listing requirements.

Board Meetings and Committees (continued)

The Audit Committee meets as often as necessary to perform its duties and responsibilities.

The Audit Committee held five meetings in fiscal 2012.

Compensation Committee	The Compensation Committee reviews and approves the compensation of all of our executive officers. The Compensation Committee has oversight responsibility for the Company’s annual incentive plans, the Long-Term Management Incentive Compensation Plan, the 2002 Stock Option Plan, and the 2006 Omnibus Incentive Plan (the “2006 Plan”). The Compensation Committee determines and takes all action, including granting of all incentives and/or stock options to eligible Company employees, in accordance with the terms of the plans. Consistent with NASDAQ’s independent director listing requirements, and in accordance with the Compensation Committee charter, all members of the Compensation Committee are independent directors. The Compensation Committee reviews performance against targets for both the annual incentive compensation plan and the long-term incentive compensation plan.

Risk Assessment

The Compensation Committee regularly reviews the Company’s compensation policies and practices. The Company also conducted a review of its compensation plans and related risk to the Company. The Company and the Committee have concluded that any risks arising from its employee compensation policies and practices are not reasonably likely to have a material adverse affect on the Company.

General

The principal responsibilities of the Compensation Committee are to, among other things, discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer and other executive officers, conduct an annual performance review of the Chief Executive Officer with input from the independent members of the Board, produce an annual report relating to the Company’s Compensation Discussion and Analysis (“CD&A”), and recommend to the Board the inclusion of the CD&A in the Company’s Annual Report on Form 10-K and its proxy statement. The Compensation Committee’s written charter, which describes the specific duties of the Compensation Committee, is available on the Company’s corporate website at http://www.woodward.com/Charter-Compensation-Committee.

The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held five meetings in fiscal 2012. These meetings were held to review company and executive performance in fiscal 2012, and to receive and review information regarding compensation trends and competitive compensation information.

In making its decisions and completing its annual review of our Executive Compensation Program, the Compensation Committee routinely examines the following important business factors:

—	financial reports on performance versus budget and compared to prior year performance;

—	calculations and reports on levels of achievement of corporate performance objectives;

—	reports on the Company’s strategic initiatives and budget for future periods;

—	information on the Company’s officers’ and directors’ stock ownership and option holdings;

—	information regarding dilutive effects of the equity compensation plan;

—

data regarding the total compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers (our “NEOs”), including base salary, cash incentives, equity awards, and any perquisites;

—

information regarding compensation programs and compensation levels at our peer comparator group identified by our compensation consultant and described under the caption “COMPENSATION DISCUSSION AND ANALYSIS — COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS”; and

—	the design and administration of the Company’s compensation programs and equity compensation plans, and associated risks, if any.

Board Meetings and Committees (continued)

Delegation of Authority

The Compensation Committee Charter provides authority to the Compensation Committee to delegate its role and responsibilities to subcommittees entirely made up of Compensation Committee members. The Compensation Committee has delegated to the Chairman of the Compensation Committee the authority to approve any and all option exercises when the optionee seeks to pay for the cost of the option and/or the taxes associated with the transaction with stock previously owned and held by the optionee for at least six months. The Chairman of the Compensation Committee has been authorized to further delegate these responsibilities to any other member of the Compensation Committee. The Committee has also delegated, to a subcommittee of not less than two independent directors, the authority to issue interim stock option grants for new hires, subject to the stock option pool for grants as identified and approved by the Committee in advance on an annual basis.

The Compensation Committee’s Interaction with Management

In order to design compensation programs that are aligned with appropriate Company performance goals and strategic direction, the Compensation Committee works closely with management, including the Chief Executive Officer, the Corporate Vice President, Human Resources, the Corporate Vice President, General Counsel & Chief Compliance Officer, and the Corporate Director, Global HR Support Services. Specifically, management facilitates the alignment process by:

—	providing compensation data to our executive compensation consultant for comparative benchmarking;

—	evaluating NEO performance (with the exception of our Chief Executive Officer);

—	making recommendations to the Compensation Committee regarding annual short-term incentive plan design and performance metrics; and

—

making recommendations to the Compensation Committee regarding the compensation of the NEOs (with the exception of the Chief Executive Officer) for base salary, annual short-term incentive compensation targets, long-term cash incentive compensation targets, and long-term equity compensation. The Chief Executive Officer’s compensation, including base salary, is determined by the Compensation Committee, with guidance from our compensation consultant, relative to comparative market data, as well as measuring his performance against a defined process led by the Compensation Committee Chairman involving all independent Board members.

All decisions regarding executive compensation are ultimately made by the Compensation Committee.

The Company’s Corporate Director, Global HR Support Services, works with the Compensation Committee Chair to establish the agenda for Compensation Committee meetings. At the Compensation Committee’s request, the Chief Executive Officer regularly attends the meetings and provides background information regarding the Company’s strategic objectives, evaluation of the performance of the executive officers, and compensation recommendations as to executive officers other than himself. The Compensation Committee may also seek input from the Corporate Vice President, Human Resources, and the Corporate Vice President, General Counsel & Chief Compliance Officer, as necessary and appropriate, to carry out its duties. The Corporate Vice President, Human Resources, provides input on executive compensation structure, performance assessment process and data, potential promotions, talent management and succession planning, and compensation associated with promotions.

Interaction with Compensation Consultants

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant. In fiscal 2012, the Compensation Committee retained the services of Aon Hewitt to assist with its review of the total compensation package of the NEOs.

Board Meetings and Committees (continued)

The Compensation Committee retains Aon Hewitt primarily to provide guidance for the executive compensation decision making process. Annually, Aon Hewitt provides the Compensation Committee with a Management Compensation Analysis comparing the compensation for the NEOs to our compensation philosophy and the compensation philosophies of our peer comparator group for base salary, target bonus, target total cash, long-term cash and equity incentives, and target total compensation. In carrying out its assignment, the consultant may interact with members of management, including but not limited to the Chief Executive Officer, the Corporate Vice President, Human Resources, the Corporate Vice President & General Counsel, the Corporate Controller, and the Corporate Director, Global HR Support Services.

In addition to their services with respect to compensation for the NEOs, Aon Hewitt acts as a global compensation and benefits consultant for the Company and provides total compensation data for all of the Management Incentive Plan (“MIP”) participants other than the NEOs. Management also utilizes Aon Hewitt’s benefits-related survey data with respect to compensation benchmarking for non-NEOs.

It is the Compensation Committee’s and the Company’s belief that the services provided by the consultant are independent and free from any conflict of interest. As a result of the interactions with the Compensation Committee and management, Aon Hewitt has a well developed understanding of our business, and is well positioned to provide objective guidance on compensation and benefit plans that are aligned with and reinforce our strategies and goals.

Compensation Consultant Fees

For fiscal 2012, the Company paid Aon Hewitt approximately $459,472 for advice and services provided to the Compensation Committee and the Company. Of this amount, approximately $162,143 was paid as a result of the work Aon Hewitt performed for the Compensation Committee related to executive compensation advice and services, and $297,329 was paid as a result of the work Aon Hewitt performed for the Company that was not related to executive compensation, including broad compensation benchmarking data applicable to non-executive employees, including international benchmarking data and services; and other health, welfare and retirement plan consulting services.

The decision to use Aon Hewitt for advice and services not related to executive compensation was made by management. While the Compensation Committee does not pre-approve these non-executive compensation services, it does annually review Aon Hewitt’s internal guidelines and practices designed to guard against conflicts and ensure the objectivity of advice, including the following practices:

—	rigidly enforcing confidentiality requirements, a code of conduct, and a strict policy against investing in client organizations;

—	requiring that multiservice client relationships are managed by separate professional account executives (where administrative services are provided) or by other practice consultants;

—

clearly defining engagements with compensation committees that are separate from any other services provided (executive compensation consulting will not be embedded in agreements for any other Aon Hewitt consulting/administrative services);

—	maintaining formal segregation of executive compensation services (and consultants) into a separate business unit;

—	permitting no incentives to cross-sell other services, and no rewards based on results other than for executive compensation practice;

—

not offering more favorable financial terms for executive compensation consulting service to companies who also retain Aon Hewitt for additional administrative or consulting services (“no better and no worse”); and

—	limiting work only to board, compensation committee, and/or company — do not represent individual executives in any capacity.

The Compensation Committee believes that advice and services unrelated to executive compensation that Aon Hewitt provided to the Company did not impact advice and services that Aon Hewitt provided to the Compensation Committee on executive compensation matters.

Board Meetings and Committees (continued)

Nominating and Governance Committee	The Nominating and Governance Committee recommends qualified individuals to fill any vacancies on the Board, develops and administers the Director Guidelines and the Company’s corporate governance guidelines, establishes other guidelines, such as stock holding requirements for officers and directors, reviews and reassesses the Company’s programs and policies related to its codes of conduct, and addresses other governance related matters. In accordance with SEC rules and regulations, NASDAQ listing requirements, and the Nominating and Governance Committee’s charter, all members of the Nominating and Governance Committee are independent directors. The Nominating and Governance Committee meets as often as necessary to perform its duties and responsibilities. The Nominating and Governance Committee held four meetings in fiscal 2012. The Nominating and Governance Committee charter is available for review on the Company’s website at http://www.woodward.com/Charter-Nominating-and-Governance-Committee.

Executive Committee	The Executive Committee exercises all the powers and authority of the Board in the management of the business when the Board is not in session, and when, in the opinion of the Chairman of the Board, a particular matter should not be postponed until the next scheduled Board meeting. The Executive Committee may declare cash dividends. The Executive Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation, or recommending the sale, lease, or exchange of substantially all of the assets of the Company. The Executive Committee meets as often as necessary to perform its duties and responsibilities. The Executive Committee held no meetings in fiscal 2012. The Executive Committee charter is available for review on the Company’s website at http://www.woodward.com/Charter-Executive-Committee.

Director Nomination Process	The Nominating and Governance Committee considers candidates for Board membership as recommended by directors, management, or stockholders. The Nominating and Governance Committee uses the same criteria to evaluate all candidates for Board membership, whether recommended by directors, management, or stockholders. As it deems necessary, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees, although it did not engage any such third party consultant in fiscal 2012.

Director candidates are expected to be guided by the philosophy and concepts as expressed in the Company’s Constitution and to possess the highest levels of personal and professional ethics, integrity, values, and independence. Prospective directors should be committed to representing the long-term interests of the stockholders. A potential director must exhibit an inquisitive and objective perspective, an ability to think strategically, an ability to identify practical problems, and an ability to assess alternative courses of action that contribute to the long-term success of the business. Director candidates must have industry expertise and/or commit to understanding the Company’s industry as a basis to address strategic and operational issues of importance to the Company.

Every effort is made to complement and supplement skills within the Board and strengthen identified areas of need. The Nominating and Governance Committee considers relevant factors, as it deems appropriate, including the current composition of the Board and the need for expertise on various Board committees. The Nominating and Governance Committee considers the ability of candidates to meet independence and other requirements of the SEC, NASDAQ, or other regulatory bodies exercising authority over the Company. In assessing candidates, the Nominating and Governance Committee considers criteria such as education, experience, diversity, knowledge, and understanding of matters such as finance, manufacturing, technology, distribution, and other areas that are frequently encountered by a complex business. The Nominating and Governance Committee makes inquiries of prospective Board candidates about their ability to devote sufficient time to carry out their duties and responsibilities effectively, and whether they are committed to serve on the Board for a sufficient time to make significant contributions to the governance of the organization. Under the Director Guidelines, no individual will be nominated by the Board for re-election if such individual will achieve the age of 70 as of the annual stockholder meeting date of such re-election, unless the Board determines in its sole discretion that extraordinary circumstances exist that would support any such nomination.

Board Meetings and Committees (continued)

The Nominating and Governance Committee evaluation normally requires one or more members of the Nominating and Governance Committee, and others as appropriate, to interview prospective nominees in person or by telephone. Upon identification of a qualified candidate, the Nominating and Governance Committee will recommend a candidate for consideration by the full Board.

Stockholders wishing to suggest a candidate for Board membership should write our Corporate Secretary at 1000 E. Drake Road, Fort Collins, Colorado 80525 and include:

—	the stockholder’s name and contact information;

—	a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the Nominating and Governance Committee;

—	the name of, and contact information for, the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected;

—	a statement of the candidate’s business and educational experience;

—	information regarding the factors described above sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

—	a statement of the value that the candidate would add to the Board;

—	a statement detailing any relationship between the candidate and any of our customers, suppliers, or competitors; and

—	detailed information about any relationship or understanding between the proposing stockholder and the candidate.

In connection with its evaluation, the Nominating and Governance Committee may request additional information from the candidate or the recommending stockholder. The Nominating and Governance Committee has discretion to decide which individuals to recommend for nomination as directors. In order to give the Nominating and Governance Committee sufficient time to evaluate a recommended candidate, the recommendation must be received by our Corporate Secretary not later than the 120th calendar day before the one year anniversary of the date our proxy statement was mailed to stockholders in connection with the previous year’s Annual Meeting of stockholders. No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the election of directors at this Annual Meeting.

Board Composition and Diversity	The Board does not maintain a formal diversity policy for its members. However, the Board meets periodically with the Nominating and Governance Committee to review Board composition for requisite knowledge, experience and diversity of background which, when taken together, ensures the Board possesses the skills and expertise necessary to effectively oversee the Company’s business. In this regard, the Nominating and Governance Committee is committed to exercising best practices of corporate governance and recognizes the importance of a Board that contains diverse experience at policy-making levels in business, public service, education, and technology, as well as other relevant knowledge that contributes to the Company’s global activities. The Board believes that diversity is an important component of Board membership, and is guided by the Company’s Bylaws, Director Guidelines, and Constitution, which requires the Board to adhere to the philosophy and concepts, including respect for the dignity, worth and equality of all members.

Lead Director

Mr. Rulseh serves as “Lead Director.” The Lead Director chairs separate meetings of the independent directors, generally following each regularly scheduled Board meeting. Topics discussed are at the discretion of the independent directors, and generally include among other things, a review of our Chief Executive Officer’s performance. The Lead Director then meets with the Chief Executive Officer to review items discussed at the meeting and to provide an update with regard to overall CEO performance. The Lead Director then provides an update to the independent directors regarding each such feedback meeting with the Chief Executive Officer. Additionally, the Lead Director (together with the Chairman of the Compensation

Board Meetings and Committees (continued)

Committee) presents to the Chief Executive Officer his annual performance review as conducted by the Compensation Committee with input from the independent members of the Board of Directors. The Lead Director also communicates with the Chief Executive Officer on a regular basis to discuss any other Board matters or concerns, and acts as a liaison in that regard between the independent members of the Board and the Chief Executive Officer.

Stockholder Communications With the Board of Directors	Stockholders may send communications to the Board by submitting a letter addressed to: Woodward, Inc., Attn: Corporate Secretary, 1000 E. Drake Road, Fort Collins, Colorado 80525. The Board has instructed the Corporate Secretary to forward such communications to the Lead Director. The Board has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, not to forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board consideration. The Corporate Secretary may also forward the stockholder communication within the Company to the Chief Executive Officer and President or to another executive officer to facilitate an appropriate response.

The Corporate Secretary maintains a log of all communications from stockholders and the disposition of such communications, which the directors review at least annually.

Risk Oversight	The Board is responsible for overseeing management’s identification and mitigation of Company risks, including but not limited to risks associated with our strategic plan, capital structure, development activities and compliance with government regulations. While the Board has the ultimate oversight responsibility for risk management processes, various committees of the Board composed entirely of independent directors also have responsibility for some aspects of risk management. The Board and its committees receive regular reports on risk management from Company management and independent auditors.

The Audit Committee is responsible for risks relating to the Company’s financial statements, financial reporting processes, the evaluation of the effectiveness of internal control over financial reporting, and the Company’s compliance with its financial and ethics policies.

—

The Compensation Committee is responsible for monitoring risks associated with the design and administration of the Company’s compensation programs and equity compensation plans, and performs the annual performance review of the CEO and ensures the independence of the compensation consultants. For 2012, the Compensation Committee reviewed its compensation policies and practices and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

—

The Nominating and Governance Committee oversees risks relating to the Company’s corporate governance processes, compliance with the Sarbanes-Oxley Act, SEC and NASDAQ rules and regulations, and other state and federal laws and regulations relating to corporate governance, and reviews and reassesses the adequacy of the Company’s Codes of Business Conduct and Ethics.

The Board and its committees have direct and independent access to management. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that Woodward faces. The existing Board leadership structure encourages communication between the independent directors and management, including those as a result of discussions between the Lead Director and the Chairman of the Board and Chief Executive Officer. By fostering increased communication, we believe that the current Board leadership structure leads to the identification and implementation of effective risk management strategies.

Related Person Transaction Policies and Procedures	In November 2007, the Board adopted the Company’s Related Person Transaction Policies and Procedures (our “RPT Policy”), which provides that the Audit Committee will review and approve Interested Transactions (as described below). Our RPT Policy delegates the authority to act with respect to Interested Transactions that are valued below a stated threshold to the Chair of the Audit Committee.

Our RPT Policy defines an “Interested Transaction” with reference to transactions described in Item 404 of Regulation S-K promulgated by the SEC, which generally means a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any

Board Meetings and Committees (continued)

series of similar transactions, arrangements or relationships or any material amendments or modifications thereto in which the Company (including any of its subsidiaries) was, is, or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has, or will have a direct or indirect interest.

“Related Person” also is defined in our RPT Policy with respect to the definitions contained in Item 404 of Regulation S-K. Generally, “Related Persons” consist of any director or executive officer of the Company, any nominee for director, any holder of five percent or more of the Company’s common stock, or any immediate family member of any such persons. “Immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any such person, and any person (other than a tenant or employee) sharing the household of such person. It may also include entities with which any of such persons have a relationship.

The approval procedures in our RPT Policy state that the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. In addition, our RPT Policy states that, in connection with the approval or ratification of an Interested Transaction involving an outside director or nominee for director, the Audit Committee should consider whether such transaction would compromise such director’s status as: (1) an independent director under NASDAQ’s independence standards, (2) an “outside director” under Section 162(m) of the Internal Revenue Code, or a “non-employee director” under Rule 16b-3 under the Exchange Act, if such non-employee director serves on the Compensation Committee of the Board, or (3) an independent director under Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee of the Board. Our RPT Policy also identifies certain transactions that are deemed to be pre-approved, including transactions involving competitive bids, regulated transactions, and employee transactions. Our RPT Policy is available for review on the Company’s website at http://www.woodward.com/Related- Person-Transaction-Policy.

In 2002, we purchased a company named Leonhard Reglerbau Dr. Ing. Adolf Leonhard GmbH from Gerhard Lauffer in an arms-length transaction. At the time, Mr. Lauffer was unaffiliated with Woodward. In connection with this acquisition, the parties negotiated lease agreements for property located in Stuttgart, Germany used by the acquired company but owned by an entity owned and controlled by Mr. Lauffer. Upon completion of this acquisition, Mr. Lauffer became an employee of the Company and was an executive officer as President, Electrical Power Systems, through September 30, 2012. The terms of the lease agreements were agreed upon by us at a time when Mr. Lauffer was not a Related Person of the Company and, therefore, the transaction was not considered under our RPT Policy. In November 2007, the rental rates were renegotiated in accordance with the terms of the original lease agreements to reflect current market prices for similar properties in the vicinity. Following this renegotiation, the modified rental rates were approved by the Audit Committee in accordance with our RPT Policy. These modified rental rates resulted in payments to Mr. Lauffer in Euros of an amount equivalent to approximately USD $807,500 in fiscal 2012 under the lease agreements. One of the lease agreements expires in 2016 and the other lease, which automatically extended in 2012 for a period of five years, expires in 2018. Each lease agreement automatically extends for additional five-year term if not terminated by either party one year before the end of the then-current term. The rental rate under the lease agreements was to be reevaluated every three years but no such revaluation had occurred until November 2007. In 2008, the Company agreed to reevaluate the rates to reflect any additional market changes, and to thereafter reevaluate the rates every three fiscal years. No amendments were made to the rates in March 2008, or in March 2011, and the rental rates (in Euros) currently remain unchanged from 2008 levels.

Compensation Committee Interlocks and Insider Participation	Ms. Petrovich and Messrs. Rulseh, Cohn, Donovan, and Yonker served as members of the Compensation Committee during fiscal 2012. As of April 25, 2012, Mr. Yonker was appointed to the Audit Committee of the Company, and effective on that date, removed from his duties as a member of the Compensation Committee. The Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Board Meetings and Committees (continued)

Director Compensation	We do not pay directors who are also Woodward employees additional compensation for their service as directors. In addition to reasonable expenses for attending meetings of the Board, non-employee directors received the following compensation in fiscal 2012:

Annual Retainer(1)	$65,000
Additional Annual Retainer Fees:	—
Lead Director	$10,000
Audit Committee Chairman	$20,000
Audit Committee — Non-Chair members	$10,000
Compensation Committee Chairman	$10,000
Compensation Committee — Non-Chair members	$5,000
Nominating & Governance Committee Chairman	$10,000
Nominating & Governance Committee — Non-Chair members	$5,000

(1)	Annual, Lead Director and Committee membership retainers are paid in four equal quarterly installments. Directors do not receive additional compensation for individual Board or Committee meetings held.

The following table shows the compensation paid to the non-employee members of the Board during the fiscal year ended September 30, 2012:

	Fees
	Paid in Cash	Option Awards	Total
Director	($ )	($ )(1)	($ )
John D. Cohn	$63,000	$83,205	$146,205
Paul Donovan	$60,250	$83,205	$143,455
John A. Halbrook	$53,250	$83,205	$136,455
Michael H. Joyce	$61,750	$83,205	$144,955
Mary L. Petrovich	$63,000	$83,205	$146,205
Larry E. Rittenberg	$68,250	$83,205	$151,455
James R. Rulseh	$69,250	$83,205	$152,455
Dr. Ronald M. Sega	$60,750	$83,205	$143,955
Gregg C. Sengstack	$60,750	$83,205	$143,955
Michael T. Yonker	$61,750	$83,205	$144,955

(1)	On October 3, 2011, each non-employee director was awarded options to purchase 6,700 shares of Woodward common stock at $25.57 per share, the closing price of Woodward common stock on that date as quoted on NASDAQ, under our 2006 Plan. These options vest at the rate of 25% per year. The amounts reported in the “Option Awards” column above represent the grant date fair value of the option awards in accordance with ASC 718. Assumptions used in calculating these amounts are included in Note 19 of Woodward’s financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC on November 15, 2012.

Option awards outstanding as of September 30, 2012 are as follows:

	Options Not		Options
Director	Vested	Options Vested	Outstanding
John D. Cohn	16,100	32,100	48,200
Paul Donovan	16,100	13,900	30,000
John A. Halbrook	16,100	238,100	254,200
Michael H. Joyce	16,100	25,100	41,200
Mary L. Petrovich(1)	16,100	52,100	68,200
Larry E. Rittenberg	16,100	37,100	53,200
James R. Rulseh	16,100	13,900	30,000
Dr. Ronald M. Sega	16,100	8,200	24,300
Gregg C. Sengstack	6,700	0	6,700
Michael T. Yonker(2)	16,100	31,100	47,200

(1)	Ms. Petrovich beneficially owns 5,231 of her stock options through the Petrovich Remainder Trust – 2005 (the “Remainder Trust”), of which Ms. Petrovich is the sole trustee, and 36,769 of her stock options through the Mary L. Petrovich Revocable Living Trust dated 05/14/2001 (the “Petrovich Trust”), of which Ms. Petrovich is the sole trustee. In fiscal 2012, Ms. Petrovich transferred 5,231 vested options from the Petrovich Grantor Retained Annuity Trust (the “Petrovich GRAT”), of which Ms. Petrovich is the sole trustee, to the Remainder Trust and 32,472 from the Petrovich GRAT to the Petrovich Trust.

(2)	All stock options of Mr. Yonker are held beneficially by him through the Michael Timothy Yonker 1995 Declaration of Trust dated March 16, 1995 (the “Yonker Trust”), of which Mr. Yonker is the sole trustee. In fiscal 2012, Mr. Yonker transferred 6,700 then fully unvested options to the Yonker Trust.

Stock Ownership of Management

Directors and Named Executive Officers	The following table shows how much Woodward common stock was beneficially owned, as of November 26, 2012, by each director, each named executive officer of the Company, and all directors and executive officers as a group:

Non-Employee Directors	Number of Shares (1)(2)	Percent (1)
John D. Cohn	58,175	*
Paul Donovan(3)	36,975	*
John A. Halbrook(4)	1,569,664	2.23%
Michael H. Joyce	41,227	*
Mary L. Petrovich(5)	58,175	*
Larry E. Rittenberg	60,977	*
James R. Rulseh	37,587	*
Ronald M . Sega	14,275	*
Gregg Sengstack	6,175	*
Michael T. Yonker(6)	73,391	*
Named Executive Officers
Thomas A. Gendron	1,129,135	1.60%
Robert F. Weber, Jr.	208,813	*
Martin V. Glass	282,498	*
Gerhard Lauffer	251,525	*
Sagar A. Patel	13,075	*
All directors and executive officers as a group (19 persons)	3,841,667	5.45%

*	Less than one percent

(1)	The number of shares outstanding for purposes of calculating the percentages shown includes shares (does not include fractional shares) allocated to participant accounts of named executive officers under the Woodward Retirement Savings Plan (the “Retirement Savings Plan”). The Retirement Savings Plan directs the Trustee to vote the Woodward shares allocated to participants’ accounts as directed by such participants and to vote all allocated shares for which instructions are received.

(2)	In addition, the number of shares outstanding for purposes of calculating the percentages shown includes a number of shares of our common stock that may be acquired by each person referenced through the exercise of options within 60 days of November 26, 2012 in accordance with the rules of the SEC. The below table summarizes all shares that may be acquired through the exercise of options within 60 days of November 26, 2012.

Table to footnote (2) above	Number of shares
Non-Employee Directors	(see footnote (2) above)
John D. Cohn	38,175
Paul Donovan	19,975
John A. Halbrook	244,175
Michael H. Joyce	31,175
Mary L. Petrovich(a)	58,175
Larry E. Rittenberg	43,175
James R. Rulseh	19,975
Ronald M . Sega	14,275
Gregg Sengstack	1,675
Michael T. Yonker(b)	37,175
Named Executive Officers
Thomas A. Gendron	921,250
Robert F. Weber, Jr.	196,125
Martin V. Glass	234,500
Gerhard Lauffer	193,525
Sagar A. Patel	12,375

(a)	Includes 36,769 and 5,231 shares of Woodward common stock that may be acquired by Ms. Petrovich through the exercise of stock options held in the Petrovich Trust and the Petrovich Remainder Trust, respectively.

(b)	All stock options are held beneficially by Mr. Yonker through the Yonker Trust.

(3)	Mr. Donovan previously gifted 9,012 shares to his wife. Mr. Donovan disclaims beneficial ownership of the shares held by his wife, who currently owns 9,038 shares of Woodward common stock.

Stock Ownership of Management (continued)

(4)	Includes 370,429 shares of Woodward common stock that are pledged in a standard margin account; 3,250 shares held in a joint account with Mr. Halbrook’s son; 3,789 shares owned by Mr. Halbrook’s mother and over which Mr. Halbrook holds power of attorney; 193,630 shares held in the Halbrook Family Foundation; 206,035 shares held in the Benita K. Halbrook Grantor Retained Annuity Trust, of which Mr. Halbrook is the trustee and his wife is the beneficiary; 28,965 shares held in the Benita K. Halbrook Living Trust, of which Mr. Halbrook and his wife are the trustees and his wife is the beneficiary. In addition, Mr. Halbrook beneficially owns 258,364 shares sold to The Halbrook Family Irrevocable Trust (the “Halbrook Family Trust Shares”), of which Mr. Halbrook’s children are the beneficiaries and trustees without dispositive power with respect to these shares.

(5)	Ms. Petrovich beneficially owns 5,231 of her stock options through the Petrovich Remainder Trust – 2005 (the “Remainder Trust”), of which Ms. Petrovich is the sole trustee, and 36,769 of her stock options through the Mary L. Petrovich Revocable Living Trust dated 05/14/2001 (the “Petrovich Trust”), of which Ms. Petrovich is the sole trustee. In fiscal 2012, Ms. Petrovich transferred 5,231 vested options from the Petrovich Grantor Retained Annuity Trust (the “Petrovich GRAT”), to the Remainder Trust and 32,472 from the Petrovich GRAT to the Petrovich Trust.

(6)	All shares of Woodward common stock and all options to purchase shares of Woodward common stock, as described above in footnote 2, are held beneficially by Mr. Yonker through the Yonker Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) were filed on a timely basis, with the exception of (1) a Form 4 filed by Woodward on behalf of Ms. Petrovich on December 7, 2011 related to a transaction involving shares held in an IRA, and (2) a Form 4 filed by Woodward on behalf Mr. Preiss on August 16, 2012 related to an exercise and sale of options held in Company stock.

Persons Owning More Than Five Percent of Woodward Stock

The following table shows how many shares of Woodward common stock were owned by each person known to us to own more than five percent of our common stock as of November 8, 2012:

Ownership of Common Stock
Principal Holders	Number of Shares		Percent
Royce & Associates, LLC
745 5th Avenue
New York, New York 10151	4,761,724	(1)(4)	6.90%
BlackRock, Inc.
40 East 52nd Street
New York, New York 10022	4,204,028	(2)(4)	6.10%
Woodward Retirement Savings Plan
5001 North Second Street
Rockford, Illinois 61111	6,486,669	(3)	9.41%

(1)	Royce & Associates, LLC has stated in the most recent Form 13G filing with the SEC that it has sole investment power and sole voting power for the entire holding.

(2)	BlackRock, Inc. has stated in the most recent Form 13G filing with the SEC that it has sole investment power and sole voting power for the entire holding.

(3)	Shares owned by the Woodward Profit Sharing Trust are held in the Retirement Savings Plan. Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing Trust. JPMorgan Chase Bank, N.A. serves as custodian of the Retirement Savings Plan and holds the actual shares in a custodial account. All shares held in the Profit Sharing Trust are allocated to participant accounts. The Retirement Savings Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Retirement Savings Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.

(4)	Stated number of shares owned based on filings with the SEC as of November 26, 2012 and reflects holdings as of December 31, 2011.

Compensation Discussion and Analysis

2012 Overview

Our Executive Compensation Program has been designed to (1) provide a competitive total compensation program that enables us to attract, retain, and motivate a high-performance executive management team, and (2) link the total compensation program payouts to Company and stockholder interests. We believe that proper administration of this program should result in the development of a management team that improves our fundamental financial performance and provides value to the long-term interests of the Company and its stockholders.

Our Executive Compensation Program is based on the overall financial performance of the Company and is structured as a total compensation package comprised of the following elements:

—	Base salary;

—	Annual short-term incentives; and

—	Long-term incentive compensation, which includes cash and equity components.

In addition, the compensation program for NEOs includes health and welfare benefits, a deferred compensation program, defined contribution plans, change of control arrangements, and other ancillary benefits.

The Compensation Committee, comprised entirely of independent directors, has oversight responsibilities for the compensation program administration, and all compensation decisions with respect to the NEOs are subject to Compensation Committee review and approval. In making these decisions, the Compensation Committee uses a market-based compensation model wherein the responsibility and accountability of the NEOs are compared to similar positions at companies in our peer comparator group. In addition, Aon Hewitt, an executive compensation consulting firm engaged by the Compensation Committee, provides guidance throughout the entire process, including guidance regarding the selection of our peer comparator group and the level of base salary, annual short-term incentive compensation, and long-term incentive compensation. The members of the Compensation Committee during fiscal year 2012 are set forth below under the heading “Compensation Committee Report on Compensation Discussion and Analysis.”

Compensation Philosophy and Strategy

Our compensation philosophy and strategy is to establish total compensation (base salary, annual short-term cash incentives, and long-term incentives) for each NEO that is competitive with total compensation for executives in comparable positions at companies in our peer comparator group.

We place a strong emphasis on variable compensation. Variable compensation plans (annual short-term incentives and long-term incentives) are designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics, with upside opportunity for exceeding the pre-determined goals. We also use long-term incentives, including equity-based compensation, to align NEO and stockholder interests.

With each component of our Executive Compensation Program, we strive to align the interests of the NEOs with the interests of our stockholders in different ways, by focusing on both short-term and long-term performance goals, by promoting ownership of the Company, and by linking reward outcomes to our fundamental financial performance.

Considering Woodward’s total compensation approach, which includes base pay and variable pay (annual incentive compensation and long-term incentive compensation), the actual performance for the year determines the payment outcome for that specific year.

Consideration of Stockholder Say on Pay Vote

In January 2012, Woodward’s stockholders voted on an advisory resolution regarding the compensation of our named executive officers, which was approved by more than 94% of the votes cast on the proposal (the “say on pay proposal”). The Compensation Committee considered the 94% favorable vote approving on an advisory basis our compensation practices as disclosed, and further determined that current practices and processes did not require any significant modifications to achieve the desired results or address stockholder concerns. These results demonstrated strong stockholder support for Woodward’s overall executive compensation approach and the actions set forth in its 2011 proxy statement. This action followed a January 2011 stockholder approval of an advisory resolution regarding the frequency of future say on pay proposals, with the option of an annual say on pay advisory vote receiving the support of more than 56% of the votes cast on the proposal. In accordance with the approval of the aforementioned advisory resolution, the Board resolved to submit to stockholders a say on pay proposal on an annual basis, and such proposal is submitted to stockholders for the 2012 Annual Meeting in Proposal 3 of this proxy statement. The Compensation Committee will continue to consider the outcome of these advisory votes when evaluating future executive compensation arrangements.

Competitive Comparisons

Our compensation programs are benchmarked to be competitive with our peer comparator group. Generally, companies in our peer comparator group are approved by the Compensation Committee. These selections are made from the Aon Hewitt Total Compensation Measurement database companies on the basis of competition for business or talent, global structure, level of operational complexity, similar revenue size, market capitalization, and manufacturing profile.

Compensation Discussion and Analysis (continued)

The Compensation Committee analyzes compensation decisions based on our peer comparator group as a whole and uses 50th percentile compensation data as a benchmark in determining our target compensation levels, with the view that compensation of up to 75th percentile would be appropriate based on an individual’s high level of knowledge, skills and abilities. In making these decisions and determinations, the Compensation Committee, in consultation with Aon Hewitt and management, matches the NEOs with similarly positioned executives at companies in the peer comparator group. These matches facilitate pay comparisons based on functional matches, job duties, responsibilities, level of impact, and organizational level. The Compensation Committee uses the statistical methodology of regression analysis to bring peer comparator group revenues, and our corresponding target compensation levels, in alignment with our revenue. We use revenue for this analysis because we believe that revenue can be a proxy for the scope and complexity of the NEO position that is being compared.

Compensation Decisions Compared to Market Data

When determining total compensation opportunities for our executives, we give consideration to many influencing factors. These factors include: our compensation philosophy to set guiding principles and broad direction; external market data to provide a frame of reference for how typical companies in our size range set compensation opportunities; the nature and scope of the individual’s role at Woodward compared to the benchmark job; the individual’s performance, knowledge, skills, abilities and potential; and the accumulated impact on our retention efforts over the course of the individual’s career.

We look at 50th percentile statistics when analyzing external market data because we believe it generally represents typical company practice. However, as a matter of strategy we do not target the 50th percentile or any percentile as a specific objective. Rather, our compensation decisions are based on the full consideration of all of the above mentioned elements that provide input into our deliberations. As an outcome of these deliberations, total compensation opportunity for an individual may therefore be at, above, or below 50th percentile market data. Further, the Company holds the view that compensation of up to 75th percentile would be warranted based on a high level of the individual’s knowledge, skills and abilities. Conversely, the Company considers total compensation in excess of the 75th percentile to be a material deviation from the benchmarking data. For fiscal year 2012, total compensation exceeded the 75th percentile with respect to only one of our NEOs, Martin V. Glass. In his previous role as President, Aircraft Turbine Systems, Mr. Glass led his organization in achieving the award of multiple new major programs, particularly with regard to commercial aerospace narrowbody re-engining programs, which we anticipate will have significant long-term positive impact for the business. In connection with these achievements, Mr. Glass was recognized with an additional 24,500 stock options, which resulted in his total compensation for fiscal year 2012 exceeding the 75th percentile by 8.6%. This additional stock option award was considered a special payment and is not anticipated to be a recurring element of additional compensation. Had Mr. Glass not received this incremental stock option award, his fiscal year 2012 total compensation would have been slightly below the 50th percentile.

Our peer comparator group identified in the table below was used in fiscal 2012 to benchmark target compensation opportunities across each component of compensation, including base salary, annual short-term incentive compensation, and long-term incentive compensation and, when considered in the aggregate, the total compensation for each NEO.

Comparator Peer Group
Actuant Corporation	Flowserve Corporation	MOOG Inc.
Ametek, Inc.	FMC Technologies, Inc.	Rockwell Automation
Brady Corporation	Goodrich Corporation	Rockwell Collins
Crane Co.	Graco Inc.	Roper Industries
Curtiss-Wright Corp.	Hubbell Inc.	Sauer-Danfoss Inc.
Donaldson Company, Inc.	IDEX Corp.	Thomas & Betts Corporation
ESCO Technologies Inc.	Joy Global Inc.	Valmont Industries, Inc.
Esterline Technologies	Kaman Corporation	Waters Corporation

For purposes of developing the performance metrics for determining the payout under the cash component of the Long-Term Incentive Plan (the “LTIP”), the Compensation Committee has approved a relative measure methodology wherein we compare our performance to the companies in the S&P Mid Cap 400, an external index, for performance cycles starting after fiscal 2009. For performance cycles prior to fiscal 2009, we used a relative measure methodology where our performance was compared to companies within the S&P Small Cap 600. We believe that, for the cash component of the LTIP, the S&P Mid Cap 400 relative measure methodology is more appropriate as a benchmark of our performance against a larger and broader population of companies, which is representative of investment options available to the market. We believe that outperforming the benchmark should result in an increase in stockholder value.

Allocation Between Current and Long-Term Compensation

The following table sets forth our pay mix in fiscal 2012 for the NEOs:

Pay Mix
Base Salary	Annual Short Term Incentive	Long-Term Incentive
32%	21%	47%

Compensation Discussion and Analysis (continued)

We look to market practice in our peer comparator group as a guide for pay mix in order to minimize any recruiting disadvantages that may result from a pay structure that differs materially from outside opportunities. We believe it is important to provide a smaller portion of total compensation in a more stable form, such as base salary, and a more meaningful portion of total compensation tied to incentives which can fluctuate, up or down, based on our fundamental financial performance.

Allocation Between Cash and Non-Cash Compensation

Total compensation for NEOs in fiscal 2012 was allocated 63% to cash (base salary, annual short-term incentive and long-term cash incentive) elements and 37% to non-cash (stock options) elements. This allocation was the outcome of our analysis rather than a starting point, as we do not have a targeted allocation ratio between cash and non-cash elements for total compensation. Our fiscal 2012 allocation was influenced by two important factors:

—	our efforts to minimize the extent to which the interests of existing stockholders are diluted by equity used as compensation; and

—

our desire to align the majority of our variable compensation with our fundamental financial performance (on which management has a great deal of direct influence) rather than to changes in stock price (on which management has relatively less direct influence).

FISCAL 2012 PAY FOR PERFORMANCE

Overview

We value pay for performance, both with regard to our internal targets and as compared to our peers, as discussed in “COMPENSATION DISCUSSION AND ANALYSIS — COMPETITIVE COMPARISONS”. We believe our compensation philosophy and strategy incentivizes our management team (and all our employees) to improve fundamental financial performance and provide long-term value to our stockholders. On November 13, 2012, we reported our financial results for fiscal year 2012, which included the following highlights:

—	Net sales for fiscal 2012 of $1.866 billion, an increase of 9% compared to $1.712 billion in fiscal 2011.

—	Net income for fiscal 2012 of $141.6 million, or $2.01 per share, compared to $132.2 million, or $1.89 per share, in fiscal 2011, an increase of 7.1%.

—

Free cash flow (defined as net cash from operating activities less capital expenditures) of $79.2 million compared to $66.4 million in fiscal 2011, reflecting significantly increased investments in working capital in anticipation of higher levels of business activity.

We believe that our fiscal 2012 results represent strong financial performance in a continued challenging economic environment. Some proxy advisory firms may evaluate pay for performance using statistical methodologies and formulas that are applied to many public companies each year. These methodologies, while providing useful statistical data, are not designed to consider the specific circumstances of any particular company, prevailing economic conditions, or the impact of significant market volatility. Notwithstanding the potential application of these methodologies to Woodward, we believe that the compensation paid to our NEOs in fiscal 2012 was aligned with our financial performance, in light of our fiscal 2012 financial results.

ELEMENTS OF COMPENSATION

Base Salary

Base salary is a standard compensation component we must pay to remain competitive in our industry. The Compensation Committee generally sets base salary and annual adjustments at levels considered appropriate for comparable NEO positions at companies in our peer comparator group. Base salaries are reviewed by the Compensation Committee on an annual basis in the fourth quarter of the fiscal year preceding the effectiveness of the change. Specifically, base salaries are reviewed and approved in September for an October effective date.

Using the statistical methodology of regression analysis described under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS,” we compare base salaries for the NEOs using the 50th percentile of our peer comparator group base salaries.

Quantitative data in our peer comparator group is used to determine the 50th percentile. We may also use qualitative performance data and factors to determine an NEO’s base salary as a result of an individual NEO’s performance, experience, responsibilities, management, leadership skills, and rate of increase from existing base. These qualitative factors are used to determine the appropriate placement in the salary range and the relationship between an NEO’s base pay and the 50th percentile. For additional information, see the market data comparisons under the caption “COMPENSATION DECISIONS COMPARED TO MARKET DATA.” Base salary is found in the Summary Compensation Table in the Salary column.

Annual Short-Term Incentive Compensation

Annual short-term incentive compensation is a key component of the total compensation package. The 2006 Plan, which was reapproved by stockholders in January 2012 for purposes of 162(m) of the Internal Revenue Code, permits the grant of Covered-Employee Annual

Compensation Discussion and Analysis (continued)

Incentive Awards and Cash-Based Awards. These awards are provided pursuant to the Management Incentive Plan (the “MIP”), which has been adopted under the authority provided in the 2006 Plan. The MIP measures our internal annual financial and operational performance against pre-determined metrics. The MIP is designed to be competitive with compensation offerings in our peer comparator group and to align compensation with financial performance drivers that are intended to benefit stockholders.

Using the statistical methodology of regression analysis described under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS,” we target annual short-term incentive compensation for the NEOs at the 50th percentile of our peer comparator group annual short-term incentive compensation.

Quantitative data in our peer comparator group is used to determine the 50th percentile. We may also use qualitative performance data and factors to determine an NEO’s annual short-term incentive compensation as a result of an individual NEO’s performance, experience, responsibilities, management, leadership skills, and rate of increase from existing base. These qualitative factors are used to determine the appropriate placement in the annual short-term incentive compensation range and the relationship between an NEO’s annual short-term incentive compensation and the 50th percentile. For additional information, see the market data comparisons under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPENSATION DECISIONS COMPARED TO MARKET DATA.”

Short-term incentive compensation under the MIP is approved for each fiscal year during the Compensation Committee’s September meeting preceding such year, with the pre-determined metrics approved at the following meeting in November, and is outlined in the table below. For fiscal 2012, the performance metrics were designed using financial metrics as well as other performance metrics by business group.

Peformance Measurement	CEO, CFO	Business Group President

Woodward Earnings Per Share	50%	25.00%

Woodward Free Cash Flow(1)	50%

Business Group Earnings		25.00%

Business Group Avg. Working Capital		17.00%

Business Group On Time Delivery to Customer Request		16.50%

Business Group Product Life Cycle On Time to Customer Deliverables		16.50%

(1)	Free Cash Flow is defined as net cash from operating activities less capital expenditures.

The Woodward EPS and Free Cash Flow (as a percentage of average invested assets) metrics are detailed in the following table. These metrics are established to focus on key business success factors to drive performance and challenge our management to achieve higher operational performance.

Metric	Threshold	Target	Maximum	Actual for FY12

Earnings Per Share	$1.89	$2.30	$3.07	$2.01

Free Cash Flow	50.0%	70.0%	90.0%	56.0%

The Company’s EPS performance under the metric resulted in a payout at 58% of the corresponding target. The Free Cash Flow performance under the metric also resulted in a payout of 58% of the corresponding target.

The 2012 target and actual payout for each NEO under the MIP are detailed in the following table:

NEO	Target as % of Base Salary	Actual Payout as % of Base Salary	Target Amount	Actual Payout

Gendron	100%	58%	$760,000	$439,462

Weber	70%	40%	$290,500	$167,865

Glass	60%	19%	$228,000	$72,075

Lauffer	60%	31%	$195,600	$99,990

Patel	60%	41%	$210,000	$142,800

Long-Term Management Incentive Compensation

The LTIP is a key component of the total compensation package. The 2006 Plan, which was reapproved by stockholders in January 2012 for purposes of 162(m) of the Internal Revenue Code, permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. These awards are provided pursuant to the LTIP, which has been adopted under the authority provided in the 2006 Plan. To date, NEOs have been granted only nonqualified stock option equity awards and multi-year cash based performance awards.

Compensation Discussion and Analysis (continued)

The Company currently utilizes two primary components under the LTIP: (1) stock options and (2) cash. These components are paid to offer competitive incentives to our executives and to align their interests with increasing stockholder value. The aggregate values of these components are aligned with the total value of the options (as determined using the Black-Scholes-Merton methodology) plus the target cash payout to provide the total long-term incentive compensation. The Compensation Committee’s determination of total long-term compensation under the LTIP uses the statistical method of regression analysis described under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPETITIVE COMPARISONS,” and uses the 50th percentile of our peer comparator group to set long-term incentive compensation opportunities for each NEO. Total long-term compensation may be adjusted by the Compensation Committee as a result of an individual NEO’s performance, experience, responsibilities, management, and leadership skills. For additional information, see the market data comparisons under the caption “COMPENSATION PHILOSOPHY AND STRATEGY — COMPENSATION DECISIONS COMPARED TO MARKET DATA.”

With respect to stock option awards, the option price of the shares is determined at the date of the grant, which has been set forth as of the first business day of October of each grant year, and will not be less than the closing price as quoted on The NASDAQ Global Select Market on that day.

Following our established process, the Compensation Committee approves awards intended to deliver a specified value based on planning actions and the Black-Scholes value, established on the Friday two weeks prior to the Compensation Committee meeting at which the stock option grants are approved. However, due to the time lapse between planning and grant date, and the related changes that can occur in Woodward stock price, the actual delivered value of the awards may be higher or lower than the initially intended value.

With respect to the cash opportunity of the LTIP, the Compensation Committee generally establishes three-year performance periods. The 2012-2014 performance period cycle was established in September 2011. The Committee establishes the three-year performance cycle long-term cash based awards in the fourth quarter of the fiscal year preceding the first year of the performance cycle. The performance metrics for the multi-year plans were determined by the Compensation Committee to be:

—	Return on Capital (50% weight)

—	Growth in Earnings per Share (50% weight)

The performance metrics were selected and weighted equally based on important business measures for emphasis for the performance period and are typical of the peer comparator group.

For the purposes of measuring performance, “return on capital” is defined as net income, adjusted for accounting changes and after-tax interest expense, divided by the sum of total debt, stockholder’s equity, and any non-controlling interest. EPS for this purpose is measured as net income, adjusted for accounting changes, divided by fully diluted common shares outstanding. EPS during the performance cycle is compared to a baseline EPS to calculate the growth in diluted EPS during such cycle. There are currently three relevant cycles: 2010-2012 (basis is EPS for year ended 2009 of $1.37), and 2011-2013 (basis is EPS for year ended 2010 of $1.59), and 2012-2014 (basis is EPS for year ended 2011 of $1.89).

Company performance is measured relative to the performance of the companies in the S&P Mid Cap 400, starting as of the 2010-2012 cycle.

Payout in relation to our ranking within the S&P Mid Cap 400 for the 2010 — 2012 performance is as follows:

Performance	Payout
At 50th percentile	50% of target
At 60th percentile	100% of target
At 75th percentile	200% of target

The above payout formula applies to each measure weighted equally. If performance is below the 50th percentile, no award will be earned or paid as it relates to that measure. Award amounts are interpolated for performance results between the above percentiles. The maximum award that can be earned for performance at or above the 75th percentile is 200% of target as it relates to that measure.

The reward targets established for each NEO were articulated as a percentage of base salary. These targets reflect the Compensation Committee’s desire to establish a meaningful incentive linked to longer term financial performance that fits within our overall compensation philosophy and strategy. The 2010-2012 targets and actual payouts for the cash component of LTIP are detailed in the following table:

NEO	Cash Target LTIP Award as % of Base Salary	Actual Award as % of Base Salary	Target Amount	Actual Award
Gendron	50%	60%	$380,000	$455,349
Weber	40%	45%	$166,000	$187,344
Glass	35%	39%	$133,000	$148,215
Lauffer	35%	43%	$114,100	$140,788
Patel(1)	35%	15%	$40,833	$53,124

(1)	On October 1, 2011, Mr. Patel became eligible to participate in the LTIP plan, which for the 2010-2012 and 2011-2013 performance cycles, is on a prorated basis for the one and two years, respectively, in which he is an active participant.

Compensation Discussion and Analysis (continued)

Payouts for the 2010-2012 cycle were based on the following performance levels:

Metric	Performance	Payout
Return on Capital	68th Percentile	153.3%
Growth in Earnings per Share	61th Percentile	106.7%

These performance levels resulted in awards that aggregate to 130.1% of target for each NEO for the 2010-2012 cycle. The amounts paid under the cash portion of the LTIP ending in fiscal 2012 can be found above and in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

Other Compensation Programs

The NEOs participate in the same health, welfare, and retirement benefits as does all of our employee membership. This includes a group health insurance program; life insurance, inclusive of employee life, additional buy-up employee life, optional spouse life, and optional child life; Accidental Death & Dismemberment insurance; Long-Term Disability; Woodward Retirement Savings Plan, inclusive of employee contributions and Company contributions (100% match on the first 3% of employee contributions, 50% on the next 3% of employee contributions, maxing at 4.5%); Woodward Stock Plan (Company contribution of 5% of base wages); Retirement Income Plan (Company contribution of 1.5% of eligible wages, and 0.1% for each year of additional service). The Retirement Income Plan was closed to new participants as of September 30, 2003, with prior participants grandfathered.

All plans are subject to applicable limitations set by the Internal Revenue Service (“IRS”). Supplemental matches and contributions to the Executive Benefit Plan (“EBP”) described below are made for the Retirement Savings Plan, the Woodward Stock Plan, and the grandfathered Retirement Income Plan.

Our NEOs are also eligible to participate in a deferred compensation plan, the EBP. This plan is also available to other key members of management. Participants are able to defer up to 50% of base salary, and up to 100% of any incentive payments.

The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the “All Other Compensation” column of the Summary Compensation Table.

Post-Employment Compensation and Employment Contracts

Messrs. Gendron, Weber, Patel, and Glass are not employed under general employment contracts and are employees at will. Mr. Lauffer is employed under an employment contract, as required by German labor laws. Mr. Lauffer’s original contract was for a five-year term, expiring in 2007, and automatically extending without further action by either party for successive additional five-year periods.

In connection with certain organizational changes, on September 25, 2012, the Company entered into a supplemental agreement, effective October 1, 2012 (the “Lauffer Agreement”), with Mr. Lauffer, modifying the employment agreement between Mr. Lauffer and Woodward (which was previously set to automatically extend or to expire in March 2017). The Lauffer Agreement provides for Mr. Lauffer’s transition into a new role within the Company and a separation from Woodward over a period of two years. In connection with this transition, Mr. Lauffer is no longer an executive officer of the company, although he continues to serve as a corporate officer. Effective June 30, 2013, or such earlier time as the Company releases Mr. Lauffer from all duties as determined by Woodward in its sole discretion, Mr. Lauffer will resign from all positions and offices held with the Company and its affiliates or on behalf of the Company, provided that he will remain an employee of the Company until October 3, 2014.

Change in control agreements exist for each of the Company’s NEOs. We believe these are necessary to ensure actions and behaviors that are aligned with, and in the best interests of, our stockholders in the event of a change of control transaction, to retain these executives through a change of control transaction and to enable them to remain focused on running the business to ensure a smooth transition.

Severance benefits are intended to ease the consequences of an unexpected termination of employment. These benefits are also designed to prevent our senior executives from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period. The change of control benefits are designed to preserve productivity, avoid disruption, and prevent attrition during a period when we are involved in a change of control transaction. The change of control severance program also motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment. While cognizant of their terms, the Committee does not view the change of control and severance arrangements as an element of current compensation, and such arrangements do not necessarily affect the Committee’s annual compensation decisions.

For a further description of the change in control agreements, see the information under the caption “EXECUTIVE COMPENSATION — POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL — CHANGE OF CONTROL AND RESTRICTIVE COVENANT AGREEMENTS POST-EMPLOYMENT PROVISIONS.”

Discretion

Our compensation plans for NEOs allow for the application of discretion by the Compensation Committee in determining performance metrics and awards thereunder in the event of extraordinary circumstances. For fiscal 2012, no such discretion or adjustments were applied.

Compensation Discussion and Analysis (continued)

Impact of Accounting and Tax Issues on Executive Compensation

In setting individual executive’s compensation levels, we do not explicitly consider accounting and tax issues. We do, however, analyze the overall expense arising from aggregate executive compensation levels and awards and the components of our pay programs.

As one of the factors in our evaluation of compensation matters, we also consider the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers other than the CFO. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The 2006 Plan was reapproved by stockholder vote in January 2012 for purposes of Section 162(m) of the Code. As a result, stock option and cash-based performance awards under this plan may qualify for performance-based deductions may not be — subject to the deductibility limit imposed by Section 162(m) of the Code. To maintain flexibility in compensating our key executives, it is not a stated policy that all compensation must be deductible. The Company and the Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with our other compensation goals.

Stock Ownership Guidelines

The Board has established stock ownership guidelines for non-employee directors and executives to align their interests and objectives with those of our stockholders. Non-employee directors are committed to minimum ownership of our common stock of a value equal to 5 times the annual base retainer paid at the date of election to the Board. In November 2012, the Nominating & Governance Committee amended the ownership guideline for the Chief Executive Officer to increase the required value of the CEO’s holding from 4.5 times annual base salary to 5 times annual base salary, and amended the ownership guidelines for the other NEOs to increase the required value of their ownership from 2.5 times annual base salary to 3 times annual base salary. Accumulation of the amount of stock required under the ownership guidelines is expected within 60 months of the date of such person’s appointment or election. The Nominating and Governance Committee granted the NEOs twenty-four additional months to accumulate the increased holding requirement, if needed. The Compensation Committee may in its discretion relieve any person of such obligations on a case-by-case basis, taking into consideration special circumstances such as retirement or health of the individual.

Pledges

Under our written policies, no directors or employees of the Company are permitted to purchase our stock on margin or to short sell, buy or sell puts or calls. In addition, no directors or employees of the Company are permitted to pledge our stock, except in limited circumstances and with prior approval from the Chief Financial Officer or the General Counsel.

Compensation Committee Report on Compensation Discussion and Analysis

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, or the Exchange Act, that might incorporate this Proxy Statement, in whole or in part, the following Woodward, Inc. Compensation Committee Report on Compensation Discussion and Analysis shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.

The Compensation Committee is charged with certain responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee evaluates and approves all compensation of executive officers, including base salaries, annual and LTIP, and perquisite programs of the Company. Compensation Committee determinations are presented to the Board.

The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Compensation Committee Report portions of the proxy statement, as described in the Compensation Committee’s charter.

The Compensation Discussion and Analysis has been prepared by management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Compensation Committee.

The Compensation Committee met with management of the Company and the Compensation Committee’s outside consultant to review and discuss the Compensation Discussion and Analysis.

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement and the 2012 Annual Report on Form 10-K with the management of the Company. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2012 Annual Report on Form 10-K, and the Board approved that recommendation.

Compensation Committee:	Mary L. Petrovich, Chairman
John D. Cohn
Paul Donovan
James R. Rulseh

Executive Compensation

Summary Compensation Table

The following tables set forth compensation information for the NEOs for services rendered in all capacities to the Company and its subsidiaries in fiscal 2012.

Name and Principal Position	Fiscal Year	Salary(1)($)	Bonus(2)($)		Option Awards(3)($)	Non-Equity Incentive Plan Compensation (1)(4)($)		All Other Compensation (5)($)	Total ($)
Thomas A. Gendron	2012	757,693			1,880,702	439,462	(MIP)	87,986	3,621,192
						455,349	(LTIP)
Chief Executive Officer and President	2011	700,000			2,311,050	550,270	(MIP)	47,544	4,180,763
						571,899	(LTIP)
	2010	700,000			1,376,250	0	(MIP)	88,941	2,804,466
						639,275	(LTIP)
Robert F. Weber, Jr.	2012	413,462			382,018	167,865	(MIP)	29,807	1,180,496
						187,344	(LTIP)
Vice Chairman, Chief Financial Officer and Treasurer	2011	374,423			521,850	206,034	(MIP)	21,712	1,359,315
						235,296	(LTIP)
	2010	360,000			330,300	57,607	(MIP)	113,890	1,119,553
						257,756	(LTIP)
Gerhard Lauffer(6)	2012	325,934			259,772	99,990	(MIP)	20,890	847,374
						140,788	(LTIP)
President, Electrical Power Systems	2011	344,165			372,750	148,273	(MIP)	20,681	1,077,119
						191,250	(LTIP)
	2010	325,839			308,280	47,795	(MIP)	10,085	902,302
						210,303	(LTIP)
Martin V. Glass	2012	379,423			575,965	72,075	(MIP)	30,150	1,205,828
						148,215	(LTIP)
President, Airframe Systems	2011	347,135	250,000	(2)	410,025	200,654	(MIP)	136,250	1,530,217
						186,153	(LTIP)
	2010	325,500			308,280	47,746	(MIP)	46,806	934,867
						206,535	(LTIP)
Sagar A. Patel	2012	350,000			287,983	142,800	(MIP)	20,567	854,474
						53,124	(LTIP)
President, Aircraft Turbine Systems	2011	80,769	375,000	(2)	386,000	46,687	(MIP)	817	889,273
						0	(LTIP)

Note:	The Stock Awards column and the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column have been omitted from this table because they are not applicable.

(1)	All cash compensation received by each NEO for fiscal 2012 is found in either the Salary or Non-Equity Incentive Plan Compensation columns of this Table. Fiscal 2012 salaries became effective in October 2011.

(2)	Amounts for Mr. Patel reflect a sign-on bonus of $375,000, received upon his June 27, 2011 acceptance and commencement of his role as President, Aircraft Turbine Systems, and for Mr. Glass reflect a payment of $250,000, received for a relocation benefit associated with accepting his new assignment as President, Airframe Systems.

(3)	The amounts reported in the “Option Awards” column above represent the grant date fair value of the option awards granted in accordance with ASC 718. Assumptions used in calculating these amounts are included in Note 19 of Woodward’s financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC on November 15, 2012.

(4)	The first line item of each row in this column represents payouts for performance under the MIP in the applicable fiscal year. The second line item of each row in this column represents payouts under the cash component of the LTIP. See “COMPENSATION DISCUSSION AND ANALYSIS” and “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE” for a discussion of how amounts were determined.

(5)	The amounts reported include the following:

—

Matching contributions to the Retirement Savings Plan that all participating employees receive. The Retirement Savings Plan consists of a 401(k) component, a Woodward common stock component and a Retirement Incentive Plan. The Retirement Incentive Plan was closed to new entrants hired after 2003.

—

Credit to the EBP for contributions to which the executive would have been entitled if the benefit had been calculated without regard to the limit under the Internal Revenue Code on total contributions, benefit eligible compensation, and/or salary deferrals.

Executive Compensation (continued)

—	The amounts of All Other Compensation reflected in this column for each NEO for fiscal year 2012 are quantified as required below:

Table to footnote (5) above Description	Thomas A. Gendron	Robert F. Weber, Jr.	Gerhard Lauffer	Martin V. Glass	Sagar A. Patel
Retirement Savings Plan match	$11,250	$11,250		$11,250	$15,490
Executive Benefit Plan credit	$76,736	$18,557		$18,900
German Retirement Provision			$8,555
Payment Related to Relocation					$5,077
Company Car			$12,335
Total	$87,986	$29,807	$20,890	$30,150	$20,567

(6)	Certain amounts paid to Mr. Lauffer as reflected in the above tables were paid in Euros and such amounts have been converted to dollars based on the average exchange rate during the 2012 fiscal year of $1 to 0.77623 Euros.

Grants of Plan-Based Awards for Fiscal 2012 at Fiscal Year End (September 30, 2012)

The following table provides additional information with respect to stock-based awards granted in fiscal 2012, the value of which was provided in the Option Awards column of the Summary Compensation Table, and the potential range of payouts associated with the MIP for fiscal 2012:

			Estimated Possible Payouts Under Non- Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Grant Approval Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($) (2)
Thomas A Gendron			LTIP $190,000	$380,000	$ 760,000	0
			MIP(1) $304,000	$760,000	$1,520,000	0
	10/3/2011	9/20/2011					160,000	$25.57	$1,880,702
Robert F Weber, Jr.			LTIP $83,000	$ 166,000	$ 332,000	0
			MIP(1) $116,200	$290,500	$ 581,000	0
	10/3/2011	9/20/2011					32,500	$25.57	$ 382,018
Martin V. Glass			LTIP $66,500	$ 133,000	$ 266,000	0
			MIP(1) $91,200	$228,000	$ 456,000	0
	10/3/2011	9/20/2011					49,000	$25.57	$ 575,965
Gerhard Lauffer			LTIP $57,050	$ 114,100	$ 228,200	0
			MIP(1) $78,240	$195,600	$ 391,200	0
	10/3/2011	9/20/2011					22,100	$25.57	$ 259,772
Sagar A. Patel			LTIP $61,250	$122,500	$ 245,000	0
			LTIP(3) $40,833	$ 81,667	$ 163,333	0
			LTIP(3) $20,417	$ 40,833	$ 81,667	0
			MIP(1) $84,000	$210,000	$ 420,000	0
	10/3/2011	9/20/2011					24,500	$25.57	$ 287,983

Notes: “LTIP” references the cash component of our Long-Term Incentive Compensation Plan.

(1)	The MIP payment amounts are earned based on the achievement of the established financial performance objectives of the Plan on a sliding scale of 40% to 200% of the target amount established. These amounts are based on the individual’s position and a percentage of the individual’s base salary for the fiscal year preceding the year for which the MIP bonus is payable. See “COMPENSATION DISCUSSION AND ANALYSIS” and “NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE” for information regarding the description of performance-based conditions.

(2)	The amounts reported in this column represent the grant date fair value of the option awards in accordance with ASC 718. Assumptions used in calculating these amounts are included in Note 19 of Woodward’s financial statements in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC on November 15, 2012. For such purposes, the options are valued at $11.75 per share.

(3)	On October 1, 2011, Mr. Patel became eligible to participate in the LTIP plan, which for the 2010-2012 and 2011-2013 performance cycles, is on a prorated basis for the one and two years, respectively, in which he is an active participant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Stock option awards under the 2006 Plan consist of non-qualified options issued for a 10-year term. Options granted to officers and directors vest over four years at the rate of 25% per year, and options granted to directors prior to fiscal 2008 vested in one year. The exercise or base price represents the Woodward closing price as reported on NASDAQ on the date of the award. If employment is terminated, the options granted will be cancelled unless exercised within three months following the date of termination or the term of the option whichever is earlier. If the termination is due to retirement, all outstanding options vest and must be exercised within three years from the date of retirement or the term of the option, whichever is earlier. For the foregoing purposes, our directors are eligible for retirement upon attaining age 55, and the NEOs are eligible for retirement upon attaining age 55 with at least ten years of service with us or age 65 with no minimum years of service. Dividends are not paid on unexercised stock option awards.

Executive Compensation (continued)

The MIP and the cash portion of the LTIP are presented in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table because each is a cash-based performance award. The actual amounts of the awards under the MIP and the cash portion of the LTIP listed in the Non-Equity Incentive Plan Compensation column were paid in November 2012. The awards under both plans as set forth in the Grants of Plan-Based Awards Table are based on Threshold/Target/Maximum percentages applied to base wages as of the beginning of the fiscal year. If employment is terminated, the employee must have had full-time employee status at the end of the fiscal year, in the case of the MIP, or at the end of the last fiscal year of the multi-year period, in the case of the LTIP, to receive a payout under both plans. If the termination is due to retirement, the payout under both plans will be prorated. In either event, the payout under both plans will be based on actual goal performance. Please see “COMPENSATION DISCUSSION AND ANALYSIS” for additional information relating to these provisions, including performance criteria relating to these plans.

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year End (September 30, 2012)

The following table provides information regarding the outstanding equity awards held by each of the NEOs as of September 30, 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options — Exercisable	Number of Securities Underlying Unexercised Options — Unexercisable	Option Exercise Price ($)	Option Expiration Date
Thomas A. Gendron	144,000	—	7.74	11/21/2013
	120,000	—	11.91	11/24/2014
	120,000	—	13.50	11/23/2015
	174,000	—	18.49	11/15/2016
	90,000	—	32.73	11/16/2017
	46,500	15,500	18.67	11/24/2018
	62,500	62,500	23.18	10/1/2019
	38,750	116,250	32.04	10/1/2020
	—	160,000	25.57	10/3/2021
Robert F. Weber, Jr.	77,500	—	14.14	8/23/2015
	30,000	—	18.49	11/15/2016
	26,000	—	32.73	11/16/2017
	10,875	3,625	18.67	11/24/2018
	15,000	15,000	23.18	10/1/2019
	8,750	26,250	32.04	10/1/2020
	—	32,500	25.57	10/3/2021
Gerhard Lauffer	42,000	—	11.91	11/24/2014
	43,500	—	13.50	11/23/2015
	29,000	—	18.49	11/15/2016
	26,000	—	32.73	11/16/2017
	10,500	3,500	18.67	11/24/2018
	14,000	14,000	23.18	10/1/2019
	6,250	18,750	32.04	10/1/2020
	—	22,100	25.57	10/3/2021
Martin V. Glass	27,000	—	7.74	11/21/2013
	48,000	—	11.91	11/24/2014
	43,500	—	13.50	11/23/2015
	29,000	—	18.49	11/15/2016
	26,000	—	32.73	11/16/2017
	10,500	3,500	18.67	11/24/2018
	14,000	14,000	23.18	10/1/2019
	6,875	20,625	32.04	10/1/2020
	—	49,000	25.57	10/3/2021
Sagar A. Patel	6,250	18,750	33.12	6/27/2021
	—	24,500	25.57	10/3/2021

Executive Compensation (continued)

Option Exercises and Stock Vested Table

The following table provides the amounts received upon the exercise of options or similar instruments or the vesting of stock or similar instruments during the most recent fiscal year:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Thomas A. Gendron	120,000	4,124,081
Robert F. Weber, Jr.	7,500	195,884
Gerhard Lauffer	0	0
Martin V. Glass	12,750	463,037
Sagar A. Patel	0	0

Nonqualified Deferred Compensation Table

The following table discloses contributions, earnings and balances under the EBP, the Company’s nonqualified deferred compensation plan, for each NEO, during the most recent fiscal year:

Name	Aggregate Balance at September 30, 2011	Executive Contributions in Fiscal 2012	Company Contributions in Fiscal 2012(1)	Aggregate Earnings in Fiscal 2012	Aggregate Withdrawals/ Distributions in Fiscal 2012	Aggregate Balance at September 30, 2012(2)
Thomas A Gendron	$2,217,253	$0	$76,736	$526,798	$0	$2,820,787
Robert F Weber, Jr.	$762,716	$85,479	$18,557	$179,283	$0	$1,046,035
Martin V. Glass	$565,776	$0	$18,900	$117,211	$0	$701,887
Gerhard Lauffer	$0	$0	$0	$0	$0	$0
Sagar A. Patel	$0	$0	$0	$0	$0	$0

(1)	These amounts are included in amounts reported in the All Other Compensation column of the Summary Compensation Table.

(2)	A portion of the amounts shown in this column previously reported in the Summary Compensation Table is as follows: Mr. Gendron, $273,516; Mr. Weber, $336,783; Mr. Glass, $39,161.

Narrative Disclosure of Nonqualified Deferred Compensation Table

The EBP is a non-qualified, unfunded deferred compensation plan that is designed to allow for supplemental retirement savings above the limits imposed by the IRS. All of the NEOs other than Mr. Lauffer have participated in the EBP. If deferrals are above the Internal Revenue Code limits on eligible compensation, then the account is credited by the Company with a percentage “match” contribution equivalent to that available under our Woodward Retirement Savings Plan. All contributions are made on a tax-deferred basis. Eligible members are selected to participate based on criteria that includes job grade, salary level and significant accountability to produce or contribute to key business results. Amounts deferred into the EBP are indexed to the same investment alternatives available to all eligible employees under the Retirement Savings Plan. With approval from the Board, investment into Woodward common stock is permitted. Eligible employees may defer up to 50% of base salary for a plan year and up to 100% of cash incentive compensation. All elections must be made in advance of the plan year. At the time of the deferral election, the employee must designate the time and form of distribution. Distributions may be elected upon retirement or termination of employment. Distributions may also be elected for future dates during employment; however, any future date selected must be at least five plan years after the plan year in which the deferral is credited to the account. Distributions may be modified if executed a year before the originally scheduled distribution date. Distributions from the plan are made in cash; however, any payment made that is attributable to the portion of the participant’s account deemed invested in Company stock is made in whole shares of Company stock with fractional shares paid in cash. Amounts included in the EBP are 100% vested at all times.

Potential Payments Upon Termination or Change in Control

This section explains the payments and benefits to which the NEOs would be entitled in various terminations of employment scenarios. These are hypothetical situations only, as we currently employ all of the NEOs. For purposes of this explanation and these scenarios, we have assumed that termination of employment and change-in-control occurred on September 28, 2012, the last business day of our 2012 fiscal year.

The intent of this section is to isolate those payments and benefits for which the amount, vesting, or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the NEOs would receive following termination. Specifically they are entitled to COBRA, life insurance conversion, and payouts from their Retirement Savings Plan; however, all employees are entitled to these benefits.

Executive Compensation (continued)

The age and years of service of the NEOs as of September 30, 2012 were as follows:

Name	Age	Years of Service

Mr. Gendron	51	21

Mr. Weber	58	7

Mr. Lauffer	51	10

Mr. Glass	55	34

Mr. Patel	46	1

Termination

The post-termination benefits that apply in a voluntary or involuntary termination situation (other than a change of control termination as described below) are as follows (for this purpose, the termination date is the last day of the fiscal year):

—	The right to receive bonus payouts under the MIP and LTIP compensation programs.

—	Mr. Glass is retirement eligible and would be entitled to a prorata payout for each open LTIP cycle based on company performance.

—

Non-qualified stock option awards accelerate at retirement (upon attaining 55 years of age with at least ten years of service or age 65 with no minimum service requirement). Mr. Glass is retirement eligible and the amount reflected in this column represents the value of the shares that vested, due to this provision, with a market price as of the last day of fiscal year 2012.

Termination	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Glass	Mr. Patel

MIP Payout	$439,462	$167,865	$99,990	$72,075	$142,800

LTIP Award	$455,349	$187,344	$140,788	$271,881	$53,124

Stock Option	$0	$0	$0	$656,887	$0

Note:	If the NEO was involuntarily terminated for deliberate and serious disloyal or dishonest conduct, he would not be eligible for the benefits described above and his stock options would be cancelled.

Death

If a NEO dies while employed, the post-termination benefit consists of (for this purpose the date of death is assumed to be the last day of fiscal year 2012):

—	Bonus payouts from the MIP and LTIP compensation program to beneficiaries; and

—

Acceleration of vesting of non-qualified stock option awards (the value in this column represents the shares that vested due to this provision, with a market price as of the last day of fiscal year 2012).

Death	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Glass	Mr. Patel
MIP Payout	$439,462	$167,865	$99,990	$72,075	$142,800
LTIP Award	$815,349	$342,677	$253,060	$271,881	$134,790
Stock Option	$2,483,430	$541,749	$427,021	$656,887	$222,170

Disability

If a NEO becomes totally and permanently disable while employed (the date of disability is assumed to be the last day of the fiscal year), the post termination benefits consist of:

—	Monthly payment under the Woodward, Inc. Long-Term Disability plan available to all employees;

—	Bonus payouts from the MIP and LTIP compensation program; and

—

Acceleration of vesting of non-qualified stock option awards (the value in this column represents the shares that vested due to this provision, with a market price as of the last day of fiscal year 2012).

Disability	Mr. Gendron	Mr. Weber	Mr. Lauffer	Mr. Glass	Mr. Patel
MIP Payout	$439,462	$167,865	$99,990	$72,075	$142,800
LTIP Award	$815,349	$342,677	$253,060	$271,881	$134,790
Stock Option	$2,483,430	$541,749	$427,021	$656,887	$222,170

Note:	The estimated amount included above for open LTIP cycles are based on the Company attaining target level of performance.

Executive Compensation (continued)

Change of Control and Restrictive Covenant Agreements Post-Employment Provisions

In 2009 we entered into transitional compensation agreements with certain of our officers, including all of our NEOs, that become operative only in the event of a qualifying termination following a Change of Control or other specified event.

For purposes of these agreements, a Change in Control occurs if:

—	any person, entity, or group (with certain exceptions) becomes the beneficial owner of 30% or more of the combined voting power of the then-outstanding shares of Woodward common stock;

—

there is a change in a majority of the Board during any consecutive 12-month period, other than by election or nomination by a vote of two-thirds of the Board members as of the beginning of the period; or

—

Woodward’s stockholders approve a merger, consolidation, sale of assets, or share exchange resulting in Woodward’s stockholders owning less than 51% of the combined voting power of the surviving corporation following the transaction.

If, following a Change in Control (but prior to the second anniversary of the occurrence thereof), the executive’s employment is terminated by Woodward (other than for cause or due to death or disability), or the executive terminates with good reason (as defined in the agreement), the executive would receive an amount (payable in a lump sum) equal to: (1) the executive’s unpaid base salary, accrued vacation pay, unreimbursed business expenses, and any other accrued obligations owed by the Company to the executive; (2) a payment equal to the Company’s cost to provide the executive with two years continued health and welfare benefit coverage under Company-provided plans; (3) a payment equal to two years of contributions the Company would have made on behalf of the executive to its tax-qualified defined contribution retirement plan(s); (4) a payment, pro-rated based on relevant service, of the greater of the then-current year’s annual incentive award target or actual amount earned based on annualized year-to-date performance; (5) a payment, pro-rated based on relevant service, of the greater of target or the actual amount earned based on annualized year-to-date performance of all outstanding cash-based long-term incentive awards; and (6) 100% (200% in the case of our CFO) of the sum of the executive’s annual base salary and target annual incentive.

Further, in consideration for the executive to enter into restrictive covenants in the event of a qualifying termination following a Change of Control covering: Noncompetition, Confidentiality, Nonsolicitation, Cooperation, and Nondisparagement, the executive would receive an incremental amount (payable in a lump sum) equal to: 100% of the sum of the executive’s annual base salary and target annual incentive. In addition, all unvested stock option awards would be accelerated and become immediately exercisable.

The following table describes the payments and benefits that are triggered by the occurrence of a Change in Control and the termination of employment following a Change in Control. Although the executives would have three months from such a termination to exercise their options, for purposes of this table, we have assumed the exercise of stock options on September 28, 2012, the last business day of fiscal 2012, at the closing price on that day of $33.98 per share.

Change in Control	Mr. Gendron	Mr. Weber	M. Lauffer	Mr. Glass	Mr. Patel
200% of Base Salary(1)	$1,520,000	$1,245,000	$651,869	$760,000	$700,000
200% of Annual Target Bonus(1)	$1,515,386	$868,270	$391,121	$455,308	$420,000
Pro Rata Bonus	$757,693	$289,423	$195,561	$227,654	$210,000
Stock Options	$2,483,430	$541,749	$427,021	$656,887	$222,170
LTIP(2)	$360,000	$155,333	$112,281	$123,667	$81,667
200% of Retirement Savings Plan and Executive Benefit Plan
Registrant Contributions in Most Recent Plan Year	$175,973	$59,615	$0	$60,299	$30,981
Benefits: Health, Life, Disability for Two Years	$24,970	$24,970	$24,970	$24,970	$24,970
Total	$6,837,452	$3,184,360	$1,802,823	$2,308,785	$1,689,788

(1)	300% for Mr. Weber

(2)	The LTIP amounts reflected in the above table do not include LTIP payments for the completed 3-year cycle ended fiscal 2012, which were otherwise earned as of September 30, 2012.

If the payments described above would constitute an “excess parachute payment” within the meaning of Section 208G of the IRS tax code, the Company will not provide reimbursement to the executive for any excise taxes imposed. An executive may ask the Company to reduce certain payments such that the overall value of payments subject to 208G falls below the “safe harbor” threshold where no excise tax obligation would result.

Executive Compensation (continued)

Equity Compensation Plan Information

	Number of Securities to		Number of Securities Remaining Available for
	be Issued upon	Weighted Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities reflected
Plan Category	Warrants, and Rights	Warrants, and Rights	in the first column)
Equity compensation plans approved by security holders	2,857,233	$21.78	3,782,863
Equity compensation plans not approved by security holders	0	0	0
Total	2,857,233	$21.78	3,782,863

Audit Committee Report to Stockholders

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange that might incorporate this Proxy Statement in whole or in part, the information set forth above under “Board Meetings and Committees — Audit Committee,” relating to the charter of the Audit Committee and the independence of the Audit Committee members, and the following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

Based on the review and discussions referred to in this report, we recommended to the Board of Directors that the consolidated balance sheets of the Company at September 30, 2012 and 2011, and the related statements of consolidated earnings, stockholders’ equity, and cash flows of the Company for the three years ended September 30, 2012, be included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended September 30, 2012. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with Deloitte & Touche LLP, the independent registered public accounting firm that audited the financial statements.

In addition, our recommendation was based on our discussion with Deloitte & Touche LLP of the matters required to be discussed under Statement of Auditing Standards No. 61, as amended. We also discussed with Deloitte & Touche LLP their independence, received from them the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and considered whether the provision of services other than audit services (the fees for which are disclosed in the table that follows) is compatible with maintaining their independence. We have based our recommendation on the foregoing discussions, disclosures and considerations.

Audit Committee:	Larry Rittenberg, Chairman
Gregg C. Sengstack
Michael T. Yonker
Michael H. Joyce
Ronald M. Sega

Audit Committee’s Policy on Pre-Approval of Services Provided by

Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. As a result, the Audit Committee has established a policy regarding pre-approval of all services provided by the independent registered public accounting firm. Under the established policy, all audit and tax services and related fees require the specific approval of the Audit Committee. For audit-related services and all other services, the Audit Committee has determined specific services and dollar thresholds under which such services would be considered pre-approved. To the extent that management requests services other than these pre-approved services, or beyond the dollar thresholds, the Audit Committee must specifically approve the services. In situations where approval of such services is required prior to the next regularly scheduled meeting of the Audit Committee, the Audit Committee has delegated authority to approve such services to the Chairman of the Audit Committee. Furthermore, under the established policy, the independent registered public accounting firm is prohibited from performing the non-audit services identified by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) as prohibited. The policy also requires management to periodically prepare reports for the Audit Committee on the Company’s use of the independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table represents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements as of and for the years ended September 30, 2012 and September 30, 2011 and fees billed for other services rendered by Deloitte & Touche LLP during that period.

Year Ended September 30	2012	2011
Audit Fees	2,319,369	2,042,743
Audit Related Fees(1)	177,673	136,776
Tax Fees	664,212	577,591
All Other Fees	68,045	2,741
Total	3,229,299	2,761,862

(1)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit of the financial statements. This category includes fees for pension and benefit plan audits, consultations concerning accounting and financial reporting standards, assistance with statutory financial reporting, consultation on general internal control matters or Sarbanes-Oxley Act assistance, due diligence related to mergers and acquisitions, and other auditing procedures and issuance of special purpose reports.

On November 14, 2012, the Audit Committee recommended and approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. During the fiscal year ended September 30, 2012 and through November 14, 2012, there were no consultations with Deloitte & Touche LLP on any matters required to be disclosed under Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The decision of the Audit Committee to appoint Deloitte & Touche LLP was based on careful consideration of the firm’s qualifications as an independent registered public accounting firm. Deloitte & Touche LLP was originally selected by the Audit Committee as the Company’s independent registered public accounting firm effective December 6, 2007.

Although the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, the Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee would investigate the reasons for the stockholders’ rejection and would consider whether to retain Deloitte & Touche LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A proposal to ratify the appointment of Deloitte & Touche LLP for the current year will be presented at the Annual Meeting. A representative from Deloitte & Touche LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and be available to answer appropriate questions.

Your Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm presented in Proposal 2.

PROPOSAL 3 — ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Additionally, and in response to the advisory vote of our stockholders at our 2010 Annual Meeting regarding the recommended frequency of such an advisory resolution, we intend to present this proposal to stockholders on an annual basis. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

As described in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement beginning on page 30, we believe that our Executive Compensation Program (1) provides a competitive total compensation program that enables us to attract, retain and motivate a high-performance executive management team, and (2) aligns the interests of the NEOs with the interests of our stockholders in different ways, by focusing on both short-term and long-term performance goals, by promoting ownership of the Company, and by linking individual performance to our fundamental financial performance. For example:

—

We encourage long-term stock ownership by our executive officers with award features, such as graduated vesting on stock option awards at 25% per year beginning on the first anniversary of the grant date.

—

We have stock ownership guidelines that require our CEO to own shares of our common stock equal to 5 times annual base salary, our CFO and group Presidents to own shares of our common stock equal to 3 times annual base salary, and our other Corporate Vice Presidents to own shares of our common stock equal to 2 times annual base salary, other than in special circumstances as may be determined by the Compensation Committee.

—	Our annual incentive compensation plans are aligned between Company executives and all other employees of the Company to ensure unified achievement of Company goals and objectives.

—

We establish total compensation (base salary, annual short-term cash incentives, and long-term incentives) for each NEO that is competitive with total compensation for executives in comparable positions at companies in our peer comparator group.

—

We place a strong emphasis on variable compensation, which is designed so that the payout opportunity is directly linked to the achievement of pre-determined financial performance metrics, with upside opportunity for exceeding the pre-determined goals.

—

Our allocation of cash to non-cash compensation is weighted significantly toward cash-based compensation in order to (1) minimize the extent to which the interests of existing stockholders are diluted by equity used as compensation and (2) align the majority of our variable compensation with our fundamental financial performance (on which management has a great deal of direct influence) rather than to changes in stock price (on which management has relatively less direct influence).

—

In light of our fiscal 2012 financial results, we believe that the compensation paid to our NEOs in fiscal 2012 was aligned with our financial performance for the reasons discussed under the caption “COMPENSATION DISCUSSION AND ANALYSIS — COMPENSATION PHILOSOPHY AND STRATEGY — FISCAL 2012 PAY FOR PERFORMANCE.”

We believe that proper administration of our Executive Compensation Program should result in the development of a management team that improves our fundamental financial performance and provides value to the long-term interests of the Company and its stockholders. Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement on pages 30 to 45.

For these reasons, we recommend that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to Woodward’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your Board unanimously recommends that you vote “FOR” this advisory resolution.

Stockholder Nominations and Proposals for 2013 Annual Meeting

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received by us at our principal executive offices no later than the close of business on August 21, 2013. Proposals should be sent to the attention of the Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Under our Bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of stockholders (other than a proposal brought pursuant to SEC Rule 14a-8). These procedures provide that nominations for director and/or an item of business to be introduced at an Annual Meeting of stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices by a stockholder of record on both the date of giving notice and the record date for the Annual Meeting. In general, our Bylaws require that such a notice for nominating a director or introducing an item of business at the 2013 Annual Meeting must be received not earlier than September 25, 2013 and not later than October 25, 2013. However, if the 2013 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2012 Annual Meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2013 Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the 2013 Annual Meeting. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. We will not consider any proposal or nomination that does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to nominate a director or present proposals at the 2013 Annual Meeting should be addressed to the Corporate Secretary, Woodward, Inc., 1000 E. Drake Road, Fort Collins, Colorado 80525. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding of Proxy Materials

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials or any other proxy materials in the future, please: (1) mail your request to Woodward, Inc., 1000 E. Drake Road, Fort Collins, Colorado 80525, Attn: Corporate Secretary; (2) send an e-mail to investor.relations@woodward.com; or (3) call our Investor Relations department at 1-815-639-2340. Additional copies of the proxy materials will be sent within 30 days after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Other Matters

Woodward is soliciting this proxy on behalf of its Board and will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. This solicitation is being made by mail, but also may be made personally or by facsimile, telephone, messenger, or via the Internet. The Company has employed Morrow & Co., LLC to solicit proxies for the Annual Meeting from brokers, bank nominees, other institutional holders, and certain individual stockholders. The Company has agreed to pay $6,000, plus the out-of-pocket expenses of Morrow & Company, for these services. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

By Order of the Board of Directors

WOODWARD, INC.

A. Christopher Fawzy

Corporate Secretary

December 19, 2012

WOODWARD, INC.

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, JANUARY 23, 2013, AT 8:00 A.M.

FORT COLLINS HILTON

425 West Prospect Road

Fort Collins, Colorado

FORT COLLINS HILTON

To reach the Hilton, exit from I-25 at the Prospect Road exit (exit 268). Go west (left) on Prospect for 4.3 miles. The Hotel is 2 blocks west of the College Avenue intersection. The Hilton is a 9-story building on the south side of Prospect Road (on your left).

287
HY 14
70 Miles to Laramie Wyo.
N
25
40 Miles to Cheyenne Wyo.
Exit 269B
Mulberry
Mulberry
CO HY 14
COLO. STATE U.
College Ave.
Lemay Ave.
Prospect St.
Prospect St.
Exit 268
65 Miles to Denver
HILTON Fort Collins
425 W. Prospect Rd.
WOODWARD
1000 E. Drake Rd.
Drake Rd.
Taft Hill Rd.
Shields
College Ave.
Fort Collins
Horsetooth Rd.
Timberline
Exit 265
CO HY 68
Harmony Rd.
287

160th
Brighton
Exit North to Fort Collins from E470 to I-25
TOLLWAY
E470
85
To Boulder
36
25
76
104th Ave.
Tower Road
E470
Denver International Airport
Peña Blvd.
76
25
Exit North to Fort Collins from I-70 to I-25
270
Exit North to Fort Collins from I-70 to I-270
Exit North to Fort Collins from I-70 to E470
Denver
70
70
Quebec St.
Old Stapleton Airport
225
25

WOODWARD

PROXY	PROXY

WOODWARD, INC.

Proxy for Annual Meeting of Stockholders — January 23, 2013

Solicited by the Board of Directors

The undersigned hereby appoints Thomas A. Gendron and Robert F. Weber, Jr., and each or any of them, as the undersigned’s proxies, with full power of substitution, to represent and to vote, as designated on the reverse side, all the undersigned’s common stock in Woodward, Inc. at the Annual Meeting of Stockholders to be held on Wednesday, January 23, 2013, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be Held on January 23, 2013:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, including consolidated financial statements, are available to you at http://www.proxydocs.com/wwd.

▲ FOLD AND DETACH HERE ▲

1. ELECTION OF DIRECTORS			FOR ALL
	FOR	WITHHOLD	EXCEPT	PLEASE MARK VOTES AS IN THIS EXAMPLE ☒
01 James R. Rulseh 03 John D. Cohn	☐	☐	☐
02 Gregg C. Sengstack

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and strike a line through the nominee’s name in the list provided above. Your shares will be voted for the remaining nominees.

Instruction for Cumulative Voting for Directors: Unless otherwise specified above, this proxy/instruction card shall authorize the proxies listed herein to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for directors, as such proxies shall determine in their sole discretion. To specify a method of cumulative voting, mark the box below with an “X” and write the number of Shares and the name(s) of the nominee(s) for directors in the space below. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
☐

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. PROPOSAL REGARDING THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Any and each of said attorneys or proxies, who are present at the meeting shall have, and may exercise, all of the powers, jointly and severally, of all said attorneys or proxies hereunder.

Date:
Signature
Signature (if held jointly)

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

▲ FOLD AND DETACH HERE ▲

ANNUAL MEETING OF STOCKHOLDERS OF

WOODWARD, INC.

January 23, 2013

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call 1-888-266-6788 toll-free and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.proxyvoting.com/wwd and follow the on-screen instructions. Have your control number available when you access the web page.

Control Number for Internet/Telephone Voting